UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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MICREL, INCORPORATED

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MICREL, INCORPORATED

2180 Fortune Drive
San Jose, California 95131

Notice of Annual Meeting of Shareholders
to be Held on May 24, 2012
12:00 p.m. Local Time

To the Shareholders of Micrel, Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Micrel, Incorporated, a California corporation (“Micrel” or the “Company”), will be held at the Company’s offices located at 2180 Fortune Drive, San Jose, California 95131 on May 24, 2012 at 12:00 p.m. local time, for the following purposes:

1.
To elect the following six nominees to serve as members of the Board of Directors of the Company until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified:  Raymond D. Zinn, John E. Bourgoin, Michael J. Callahan, Daniel Heneghan, Neil J. Miotto and Frank W. Schneider;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012;

3.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended;

4.	To approve the adoption of the Micrel, Incorporated 2012 Equity Incentive Award Plan and the reservation of an aggregate of 6,000,000 shares of Common Stock for issuance thereunder; and

5.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof.  The Board of Directors has fixed the close of business on March 30, 2012 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED, OR VOTE ONLINE AT WWW.PROXYVOTE.COM OR VOTE BY TELEPHONE AT 1-800-690-6903, TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ Colin Sturt
Colin Sturt
Corporate Secretary

The enclosed Proxy Statement is dated April 5, 2012 and is first being mailed to shareholders on or about April 13, 2012.

MICREL, INCORPORATED
2180 Fortune Drive
San Jose, California 95131

PROXY STATEMENT
2012 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the matters being considered at the Annual Meeting. We urge you to read the remainder of this Proxy Statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to in this Proxy Statement, which you should read carefully. In this Proxy Statement, the terms “Micrel,” “Company,” “we,” “our,” “ours,” and “us” refer to Micrel, Incorporated.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 13, 2012.

What matters will be voted on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to vote on the following proposals:

•
To elect the following six nominees to serve as members of the Board of Directors of the Company until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified:  Raymond D. Zinn, John E. Bourgoin, Michael J. Callahan, Daniel Heneghan, Neil J. Miotto and Frank W. Schneider (“Proposal 1”);

•	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 (“Proposal 2”);

•
To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Proposal 3”);

•
To approve the adoption of the Micrel, Incorporated 2012 Equity Incentive Award Plan (the “2012 Equity Incentive Award Plan”) and the reservation of an aggregate of 6,000,000 shares of Common Stock for issuance thereunder (“Proposal 4”); and

•	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that shareholders vote:

•	FOR each of the nominees listed in Proposal 1;

•	FOR ratification of the selection of the Company’s independent auditors;

•	FOR approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this Proxy Statement; and

•	FOR approval of the adoption of the 2012 Equity Incentive Award Plan and the reservation of an aggregate of 6,000,000 shares of Common Stock for issuance thereunder.

What is the required quorum for the Annual Meeting?

The holders of a majority of our outstanding shares of common stock as of March 30, 2012 (the “Record Date”) must be present in person or by proxy at the Annual Meeting in order to conduct business at the Annual Meeting.  This is called a quorum. On the Record Date, 60,624,655 shares of our common stock were outstanding.

When and where will the Annual Meeting take place?

The Annual Meeting will take place on May 24, 2012 at 12:00 p.m., local time, at our headquarters located at 2180 Fortune Drive, San Jose, California 95131.

Who is entitled to vote at the Annual Meeting?

If you are a shareholder of record as of the close of business on March 30, 2012, the Record Date, you are entitled to vote at the Annual Meeting.  You may attend the Annual Meeting and vote your shares in person.  However, whether or not you plan to attend the Annual Meeting, we urge that you vote TODAY by telephone, by the Internet, or by signing, dating and returning the proxy card in the envelope provided. If you hold shares in street name and would like to vote your shares in person at the Annual Meeting, you must present a legal proxy from your bank, broker or nominee at the Annual Meeting.

What do I need to do now?

Please carefully read and consider the information contained in this Proxy Statement and vote your shares in any of the ways described in this Proxy Statement.

What vote is required for the proposals?

With respect to Proposal 1, you may vote FOR or WITHHOLD voting for all, some or none of the director nominees.  The six director nominees receiving the highest numbers of votes cast will be elected to fill the seats on the Board of Directors.  Under our Corporate Governance Guidelines, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote.  The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days following certification of shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation.

You may vote FOR, AGAINST or ABSTAIN from voting with respect to each of Proposals 2, 3 and 4 discussed above.  The affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum is required for ratification of the appointment of the independent registered public accounting firm (Proposal 2), approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to executive compensation disclosure rules under the Exchange Act (Proposal 3) and approval of the adoption of 2012 Equity Incentive Award Plan (Proposal 4). Because your vote on Proposal 3 is advisory, it will not be binding on the Company’s Board of Directors, its committees or the Company.  However, the Board of Directors will review the voting results and take them into consideration when making future decisions about executive compensation.

The Board of Directors unanimously recommends that you vote FOR each nominee in Proposal 1 and FOR Proposals 2, 3 and 4.

What happens if I do not give specific voting instructions?

Shareholders of Record.  If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 (Proposal 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected for Proposal 2.

The election of directors (Proposal 1), the advisory vote to approve executive compensation (Proposal 3) and the approval of the adoption of 2012 Equity Incentive Award Plan (Proposal 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 3 and 4.

What are abstentions?

An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal.

How will broker non-votes and abstentions be treated?

Broker non-votes and abstentions are considered present and therefore are counted for purposes of determining whether a quorum is present.

“For” and “Withhold” votes are counted with respect to the election of directors (Proposal 1), “For” and “Against” votes and abstentions and broker non-votes are counted with respect to the ratification of accountants (Proposal 2), “For” and “Against” votes and abstentions are counted with respect to the advisory vote to approve the compensation of named executive officers (Proposal 3), and “For” and “Against” votes and abstentions are counted with respect to the approval of the adoption of 2012 Equity Incentive Award Plan (Proposal 4).

Broker non-votes and abstentions will have no effect on Proposal 1 relating to the election of directors, because approval of a majority of shares represented and voting at the meeting is not required for this proposal.  In the case of Proposals 2, 3 and 4, broker non-votes and abstentions have no effect on determining whether the affirmative vote constitutes a majority of the shares represented and voting at the Annual Meeting.  However, approval of Proposals 2, 3 and 4 also requires the affirmative vote of a majority of the required quorum, and therefore broker non-votes and abstentions, because they do not count as affirmative votes, have the effect of a vote against the proposals and therefore could prevent the approval of Proposals 2, 3 and 4. Because brokers cannot vote “uninstructed” shares on behalf of their customers for “non-routine” matters, it is important that shareholders vote or provide instructions to vote their shares.  In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided.

Can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the Annual Meeting. If you hold your shares in a brokerage account in your broker’s name, you must request a legal proxy from your stockbroker in order to vote in person at the Annual Meeting.

Can I vote my shares without attending the Annual Meeting?

Yes. Whether you hold shares directly as a shareholder of record or beneficially through a broker, bank or other nominee, you may vote without attending the Annual Meeting.  If you are a shareholder of record, you may vote without attending the Annual Meeting by submitting a proxy by telephone, by the Internet or by signing, dating and returning a proxy card. If you hold your shares through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee, following the directions they provide you.

Shares will be voted in accordance with the specific voting instructions on the proxy card. Any proxy cards received by Micrel which are signed by shareholders but which lack specific instruction will be voted as set forth under “—What happens if I do not give specific voting instructions?” above.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the matters described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

What should I do if I receive more than one set of voting materials?

If your shares are registered differently and are held in more than one account, then you will receive more than one Proxy Statement and proxy card. Please be sure to vote all of your accounts so that all of your shares are represented at the meeting.

Can I change my vote after I return my proxy?

You may revoke any proxy and change your vote at any time before the vote at the Annual Meeting.  If you are the record holder of your shares, you may do this prior to the time of voting by delivering written notice to Micrel’s Corporate Secretary revoking your proxy, submitting a new, later-dated proxy by telephone or the Internet, or submitting a subsequently signed and dated proxy card.  You may also revoke your proxy by attending the Annual Meeting and voting in person.  Simply attending the Annual Meeting will not revoke your proxy unless you specifically request it.  If your shares are held by a broker, bank or other agent, you should follow the instructions provided by them.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. In addition, the voting results will be published in the Company’s Current Report on Form 8-K, which the Company is required to file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting.  If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Who should I contact if I have questions?

If you need additional proxy materials or have any questions about the Annual Meeting, please call our Corporate Secretary, Colin Sturt, at (408) 944-0800.

THE ANNUAL MEETING

The following sets forth some of the information that you may wish to know about the Annual Meeting.

Record Date and Quorum

Only the holders of record of our common stock as of the close of business on March 30, 2012 are entitled to receive notice of, and to vote at, the Annual Meeting.  On the Record Date, there were 60,624,655 shares of our common stock outstanding.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the Record Date will constitute a quorum for purposes of the Annual Meeting. A quorum is necessary to hold the Annual Meeting.  Once a share is represented at the Annual Meeting, it will be counted for the purpose of determining a quorum at the Annual Meeting and any adjournment or postponement of the Annual Meeting.  If a new record date is set for an adjourned Annual Meeting, however, then a new quorum will have to be established.

Required Vote

Each outstanding share of our common stock on the Record Date entitles the holder to one vote at the Annual Meeting.

For Proposal 1, the six director nominees receiving the highest numbers of votes cast will be elected to fill the seats on the Board of Directors.  Under our Corporate Governance Guidelines, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote.  The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within 90 days following certification of the shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation.

For Proposals 2, 3 and 4, the affirmative vote of both (a) a majority of shares represented and voting at the Annual Meeting and (b) a majority of the required quorum, is required for approval.

Our Board of Directors urges you to vote FOR the election of each of the six directors nominated by the Company and FOR Proposals 2, 3 and 4.

If you are a shareholder of record, you may vote your shares in any of the following ways:

•	Vote in Person – You may vote in person at the Annual Meeting.

•
Vote by Telephone – Please call toll-free from the U.S. or Canada the phone number listed on your proxy card and follow the simple instructions provided.  Please have your proxy card in hand when you call.

•
Vote by Internet – Please access the website listed on your proxy card and follow the simple instructions provided.  Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
Vote by Mail – To vote by mail, please sign, date and return the proxy card in the envelope provided.  If your proxy card is signed and returned without specifying choices, the shares represented will be voted “For” election of each of the six nominees for director named in this Proxy Statement, “For” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012, “For” approval, on a non-binding and advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Exchange Act, and “For” approval of the adoption of the 2012 Equity Incentive Award Plan.

If you hold your shares through a broker or other nominee, you will receive separate voting instructions with the Proxy Statement. Your broker or nominee may provide voting through the Internet or by telephone.  Please contact your broker to determine how to vote.

Adjournments and Postponements

Either the chairman of the meeting or the shareholders holding a majority of shares entitled to vote and represented at the meeting, present in person or represented by proxy, may adjourn the meeting.  If the time and place of an adjourned meeting are announced at the meeting which is being adjourned, additional notice is not required unless the adjournment is for more than 45 days or a new record date is fixed for the adjourned meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

At any time prior to convening the Annual Meeting, our Board of Directors may postpone the Annual Meeting for any reason without the approval of our shareholders. If postponed, we will provide notice of the new meeting date at least ten days prior to the new meeting date.  Any postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

If the Annual Meeting is adjourned or postponed and the record date remains unchanged, unrevoked proxies will continue to be effective for purposes of voting on the new meeting date.

Revocability of Proxies

You can revoke your proxy at any time before the vote is taken at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:

•	submitting written notice of revocation to the Secretary of Micrel prior to the voting of the proxy, which is dated a later date than the proxy;

•	submitting a later-dated proxy by telephone or by the Internet;

•	submitting a duly completed and executed proxy bearing a later date; or

voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

If you are a shareholder of record, written notices of revocation and other communications about revoking your proxy should be addressed to:

Micrel, Incorporated
2180 Fortune Drive
San Jose, California 95131
Attention: Corporate Secretary

If you hold your shares through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding revocation of proxies. If your broker, bank or nominee allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by telephone or the Internet.

Shares Owned by Our Directors and Executive Officers

As of March 30, 2012, the record date for the Annual Meeting, our directors and executive officers owned, in the aggregate, approximately 11,823,053 shares of our common stock (excluding shares issuable upon exercise of options), or approximately 19.5% of the outstanding shares of our common stock. Our directors and executive officers have informed us that they intend to vote all of their shares of common stock “For” election of each of the nominees for director named in this Proxy Statement, “For” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012, “For” approval, on a non-binding and advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and “For” approval of the adoption of the 2012 Equity Incentive Award Plan.

Solicitation of Proxies

Proxies are being solicited by and on behalf of our Board of Directors. Micrel will bear the entire cost of this solicitation, including the costs associated with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting material furnished by us to shareholders.

Micrel will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding such solicitation material to such beneficial owners.

In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication.  Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2012

This Proxy Statement and the Company’s 2011 Annual Report are available electronically at www.proxyvote.com.  You may also obtain copies free of charge online at www.almadenpressonline.com/micrel/, by telephone at (408) 435-2402 or by writing to Micrel, Incorporated, 2180 Fortune Drive, San Jose, CA 95131, Attention: Corporate Secretary.

THE PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

Directors elected at the Annual Meeting will hold office from the time of their election until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified.  The six nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors.  Shareholders may withhold authority to vote for any nominee or the entire slate as directed on the proxy card.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.  However, under our Corporate Governance Guidelines, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote.  The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days following certification of shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation in a Form 8-K furnished to the SEC.

The following table sets forth information with respect to our six current directors, each of whom have been nominated by the Board of Directors for election to the Board of Directors at the Annual Meeting as of March 30, 2012.  If any nominees identified in this proposal should be unavailable for election, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine.  The proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.  Each person nominated for election has agreed to serve if elected.

Name	Age	Position	Director Since
Raymond D. Zinn	74	President, Chief Executive Officer and Chairman of the Board of Directors	1978
John E. Bourgoin (2)(3)	66	Director	2010
Michael J. Callahan (1)(2)	76	Director	2005
Daniel Heneghan (1)(3)	56	Director	2008
Neil J. Miotto (1)	65	Director	2007
Frank W. Schneider (1)(2)(3)	70	Director	2007
_____________________
(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

The principal occupations and positions of the current directors and director nominees named above as of March 30, 2012 for at least the past five years are as follows:

Raymond D. Zinn is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company’s inception in 1978. As our Chief Executive Officer, Mr. Zinn gives the Board of Directors insight and in-depth knowledge of the semiconductor industry and Micrel’s specific operations and strategies.  He also provides leadership skills and extensive knowledge of semiconductor technology and Micrel’s business environment, which he has gained through his long career with Micrel and in the semiconductor industry. Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and an M.S. in Business Administration from San Jose State University.

John E. Bourgoin joined Micrel’s Board of Directors in May 2010. Mr. Bourgoin brings more than 35 years of extensive executive management skill and semiconductor industry experience to the Board of Directors. He served as the Chief Executive Officer of MIPS Technologies, Inc. from February 1998 until his retirement on December 31, 2009 and as President since September 1996. Mr. Bourgoin served as Senior Vice President of Silicon Graphics, Inc., or SGI, from September 1996 to May 1998. From 1976 until joining SGI, Mr. Bourgoin was employed at Advanced Micro Devices, Inc., where he held various positions including Group Vice President, Computation Products Group. He served as a Director of MIPS Technologies Inc. from February 1998 until his retirement and as the Chairman of the Board from February 1998 until August 2003. Mr. Bourgoin served as a Director of Stream Processors Inc. from July 2006 until October 2009 and served as a Director at Electronic Design Automation Consortium from August 2006 until April 2010.  He has been serving on the board of directors of Lattice Semiconductor Corporation since September 2011.  Mr. Bourgoin serves as a member of the Compensation Committee and as Chairman of the Nominating and Corporate Governance Committee of the Company's Board of Directors. Mr. Bourgoin holds a B.S.E.E. from the University of Illinois and an M.B.A. from Arizona State University.

Michael J. Callahan joined Micrel’s Board of Directors in May 2005. Mr. Callahan brings extensive semiconductor technology and market expertise and high tech company executive management experience to the Board of Directors.  Mr. Callahan served on the board of directors of Teknovus, Inc. from 2004 to 2010 and has been serving on the board of directors of Quick Logic Corporation since July 1997.  He served as Chairman of the Board of Directors, President and Chief Executive Officer of WaferScale Integration, Inc. from March 1990 to September 2000.  He was also the President of Monolithic Memories, Inc. from 1978 to March 1990.  During his tenure at Monolithic Memories, the company became a subsidiary of Advanced Micro Devices, Inc., where Mr. Callahan then served in the capacity of Senior Vice President of Programmable Products.  Mr. Callahan serves as the Chairman of the Compensation Committee and a member of the Audit Committee of the Company’s Board of Directors.  Mr. Callahan holds a B.S.E.E. from the Massachusetts Institute of Technology.

Daniel Heneghan was elected to Micrel’s Board of Directors in November 2008. Mr. Heneghan brings more than 25 years of experience in financial and executive positions in semiconductor and high tech industries to the Board of Directors.  He served as Chief Financial Officer of Intersil Corporation from its inception in August 1999 until he retired in June 2005. From 1996 to August 1999, Mr. Heneghan was Vice President and Controller of the Semiconductor Business at Harris Corporation (“Harris”). From 1994 to 1996, Mr. Heneghan was Vice President and General Manager of the Digital Products Division at Harris. Mr. Heneghan also served at various times as Division Controller of the Semiconductor Business, Director of Planning and Director of Finance at Harris. He has been serving on the boards of directors of Freescale Semiconductor Holdings I, Ltd., which is the indirect parent of Freescale Semiconductor, Inc., since July 2010, Pixelworks, Inc. since April of 2006, and NTELOS Holdings Corp. since February 2006, and also works as an advisor to the semiconductor industry. He serves as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Heneghan holds a B.S. in Accounting from Quincy University in Illinois and an M.B.A. from Western Illinois University.

Neil J. Miotto joined Micrel’s Board of Directors in February 2007.  Mr. Miotto brings extensive financial risk assessment and financial reporting experience to the Board of Directors.  He is a retired assurance partner of KPMG LLP where he was a partner for 27 years until his retirement in September 2006.  While at KPMG, Mr. Miotto also served as an SEC reviewing partner.  He is a member of the American Institute of Certified Public Accountants.  Mr. Miotto serves as the Chairman of the Audit Committee of the Company’s Board of Directors.  He has been serving on the board of directors of GigOptix, Inc. since December of 2008.  He holds a B.B.A. from Baruch College of The City University of New York.

Frank W. Schneider joined Micrel’s Board of Directors in May 2007.  Mr. Schneider brings more than 40 years of management skill and experience in the semiconductor, electronic component and systems industries to the Board of Directors. From October 2003 to January 2006, Mr. Schneider served as President and Chief Executive Officer of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems.  In January 2006, ION Systems was acquired by MKS Instruments, Inc. where Mr. Schneider served as Vice President and General Manager until his retirement in March 2009.  Prior to these roles, Mr. Schneider was the President and Chief Executive Officer of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc.  Subsequent to the merger, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business unit.  Mr. Schneider also served as a member of the advisory Board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics.  He has been serving on the board of directors of GigOptix, Inc. since June 2010.  Mr. Schneider serves as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Company’s Board of Directors.  He holds a B.S. in Electrical Engineering from West Virginia University and an M.B.A. from Northwestern University’s Kellogg School of Business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.  Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification of the selection of PwC as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors considers it appropriate for the shareholders to be given the opportunity to express their approval or disapproval of the appointment. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Vote Required

Ratification of the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 requires the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012 AS SET FORTH IN PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Executive compensation is an important matter for the Company and our shareholders. This proposal provides our shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to executive compensation disclosure rules under the Exchange Act.  We are providing our shareholders with this opportunity pursuant to Section 14A of the Exchange Act.

You have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution relating to named executive officer executive compensation:

“Resolved, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and the narrative discussion of the proxy statement.”

In deciding how to vote on this proposal, you are encouraged to consider the Company’s executive compensation philosophy and objectives, the design principles and the elements of the Company’s executive compensation program described in the Compensation Discussion and Analysis section below.  The Company’s executive compensation philosophy is designed to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to the Company’s long-term success. Our compensation program is structured to compensate our executive officers in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders.

We encourage you to carefully read the Compensation Discussion and Analysis and other sections of this Proxy Statement for additional details on Micrel’s executive compensation, including our compensation philosophy and objectives and the 2011 compensation of the named executive officers.

The following highlights key aspects of executive compensation with respect to our named executive officers in fiscal year 2011:

•
Elements of our Compensation Program.  We have designed our executive compensation program to be substantially performance-based. Our executives’ compensation consists primarily of base salary, short-term cash incentive awards, and long-term equity incentive awards.

•	Base Salary. For 2011, we froze the salaries of our executives, due to the economic challenges facing our industry.

•
Short-Term Cash Incentive Awards.  Our performance incentive program ties executive bonuses to corporate performance, measured by our non-GAAP earnings per share results.  We believe that shareholders value higher profitability levels, so we designed our performance incentive plan to reward achievement of that goal. Our plan is designed to provide us with a variable cost structure which reduces compensation expenses when profit levels are low and pays more when profit levels are higher.

•
Long-Term Equity Incentives.  Our equity awards have significant vesting periods designed to encourage our executives to focus on the long-term performance of our stock price. Our options generally vest annually over five years and our restricted stock units generally vest over at least four years.

•
Pay Practices.  We do not use many pay practices that are commonly considered to be disadvantageous to shareholders.  For example, we do not have guaranteed salary increases, bonuses or equity grants.  We do not pay the tax liability (i.e., no gross-ups) associated with reimbursements or with severance or change-of-control benefits.  We do not pay dividends on unvested equity awards.  The Compensation Committee, which is made up of independent directors, reviews and approves all compensation awarded to our executive officers.

We believe our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and has demonstrated that it incentivizes desirable behavior from our executives.

Unless the Board of Directors modifies its policy on the frequency of future advisory votes to approve executive compensation, the next such vote will be held at the 2013 Annual Meeting of Shareholders.

Vote Required

Approval of our executive compensation will require the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 4

APPROVAL OF THE ADOPTION OF THE 2012 EQUITY INCENTIVE AWARD PLAN
AND THE RESERVATION OF AN AGGREGATE OF 6,000,000 SHARES OF COMMON STOCK FOR ISSUANCE PURSUANT TO SUCH PLAN

The Company’s shareholders are being asked to approve the Micrel, Incorporated 2012 Equity Incentive Award Plan (the “2012 Plan”) and the reservation of an aggregate of 6,000,000 shares of Common Stock for issuance pursuant to the 2012 Plan. The 2012 Plan is intended to replace in its entirety the Company’s 1994 Stock Option Plan, the Micrel, Incorporated 2000 Non-Qualified Stock Incentive Plan and the Micrel, Incorporated 2003 Incentive Award Plan (the “Prior Plans”). Upon shareholder approval of the 2012 Plan no new awards will be made under the Prior Plans. However, the shares of Common Stock that remained available for issuance under the Prior Plans as of December 31, 2011 will be added to the shares reserved for issuance under the 2012 Plan. In addition, shares of Common Stock subject to awards already granted under the Prior Plans as of December 31, 2011 that terminate expire or lapse will become available for issuance under the 2012 Plan. As of December 31, 2011 there were 795,492 shares of Common Stock remaining available for issuance under the Prior Plans and 8,627,447 shares of Common Stock subject to awards already granted under the Prior Plans. The Company does not expect that all of these awards will terminate, expire or lapse without such shares of Common Stock being issued. However in the event of the termination, expiration or lapse of all of such awards, the maximum number of shares of Common Stock that may become issuable under the 2012 Plan is 15,422,939. The Board of Directors has adopted, subject to shareholder approval, the 2012 Plan for the benefit of members of the Board of Directors, employees, and consultants.

For more information regarding shares available for issuance and subject to awards already granted under the Prior Plans, please refer to the information under the heading “Equity Compensation Plan Information” of this Proxy Statement.

The affirmative vote of a majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required for the approval of the 2012 Plan. Should shareholder approval of this proposal not be obtained, then the 2012 Plan will not be implemented.

The Company’s Board of Directors unanimously recommends a vote “FOR” the approval of the 2012 Equity Incentive Award Plan and reservation of 6,000,000 shares of Common Stock for issuance thereunder.

The following summarizes the terms of the 2012 Plan, and the summary is qualified in its entirety by reference to the full text of the 2012 Plan, which is attached as Appendix A to this Proxy Statement.

General

The Board of Directors has adopted, subject to shareholder approval, the 2012 Plan for employees and consultants of the Company and its subsidiaries and members of the Board of Directors, or as applicable, members of the board of directors of a subsidiary (collectively, “Directors”). The 2012 Plan is intended to replace the Prior Plans, which as of December 31, 2011, had 795,492 shares available for issuance. The 2012 Plan will become effective upon its approval by Company shareholders pursuant to this Proposal No. 4. If the 2012 Plan becomes effective, then the Prior Plans will be terminated on the date the 2012 Plan becomes effective, provided, that any awards outstanding under the Prior Plans will remain outstanding pursuant to the terms of the Prior Plans.

The Board of Directors believes that the 2012 Plan will promote the success and enhance the value of the Company by continuing to link the individual interests of participants to those of the Company and its shareholders and by providing participants with an incentive for outstanding performance to generate superior returns to Company shareholders. The Board of Directors further believes that the 2012 Plan will provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, consultants and Directors upon whose judgment, interest and special effort the successful operation of the Company is largely dependent.

The 2012 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, SARs, performance awards, stock payments, deferred stock, deferred stock units, restricted stock units, and performance-based awards to eligible participants. A summary of the principal provisions of the 2012 Plan is set forth below, and the summary is qualified in its entirety by reference to the full text of the 2012 Plan, which is attached as Appendix A to this Proxy Statement.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1.0 million in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors;”

•	The material terms of the performance goals must be disclosed to and approved by the shareholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. The 2012 Plan has been designed to permit a committee, which may be the Board of Directors or a committee appointed by the Board of Directors, to grant stock options, SARs and other awards which may qualify as qualified performance-based compensation under Section 162(m) of the Code.

Administration

Unless otherwise determined by the Board of Directors, the 2012 Plan will be administered by the Compensation Committee (collectively with Board of Directors, the “Administrator”), except that (i) with respect to awards granted to independent directors, the Board of Directors will administer the 2012 Plan and (ii) the Compensation Committee has delegated to Mr. Zinn the authority to approve grants to non-officer employees of stock options to purchase no more than 100,000 shares and grants of no more than 33,000 restricted stock units. The Administrator may delegate to a committee of one or more Directors or one or more Company officers the authority to grant or amend awards under the 2012 Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Exchange Act, (ii) employees who are “covered employees” within the meaning of Section 162(m) of Code, and (iii) Company officers or Directors to whom the authority to grant or amend awards under the 2012 Plan has been delegated. For awards granted to employees who are “covered employees” within the meaning of Section 162(m) of Code, the Administrator will consist solely of two or more Directors who are “outside directors” for purposes of Section 162(m) of the Code and Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Exchange Act).

Unless otherwise determined by the Board of Directors, the Administrator will have the authority to administer the 2012 Plan, including the power to (i) designate participants under the 2012 Plan, (ii) determine the types of awards granted to participants under the 2012 Plan, the number of such awards, and the number of shares of Common Stock subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the 2012 Plan, including the vesting schedule, exercise price, whether to settle, or accept the payment of any exercise price, in cash, Common Stock, other awards or other property, and whether an award may be cancelled, forfeited or surrendered, (iv) prescribe the form of each award agreement, and (v) adopt rules for the administration, interpretation and application of the 2012 Plan. The Administrator will not have the authority to accelerate the vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2012 Plan include all employees (including officers of the Company), Directors and consultants of the Company and its subsidiaries, as determined by the Administrator. As of December 31, 2011, approximately 781 employees, no consultants and five directors would have been eligible to participate in the 2012 Plan.

Limitation on Awards and Shares Available

The aggregate number of shares of Common Stock that may be issued or transferred under the 2012 Plan is 6,000,000 plus that number of shares which, as of December 31, 2011 remained available for issuance under the Prior Plans or shares subject to awards already granted under the Prior Plans as of December 31, 2011 that terminate, expire or lapse will become available for issuance under the 2012 Plan, provided that the aggregate number of shares of Common Stock available for issuance under the 2012 Plan is reduced by 2 shares for each share of Common Stock delivered in settlement of any award other than a stock option or SAR. In addition, no more than 15,422,939 shares of Common Stock may be issued upon the exercise of incentive stock options. On the effective date of the 2012 Plan, the Prior Plans will be terminated, provided, that any awards outstanding under the Prior Plans will remain outstanding pursuant to their respective terms. The shares of Common Stock covered by the 2012 Plan may be authorized but unissued shares or shares purchased in the open market.

Generally, shares of Common Stock subject to an award under the 2012 Plan or Prior Plans that terminate, expire or lapse for any reason are made available for issuance again under the 2012 Plan, except that each share subject to an award other than a stock option or SAR that terminates, expires, or lapses for any reason will increase the number of shares that can be issued under the 2012 Plan by 2 shares. Shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, shares of Common Stock that were subject to a stock-settled SAR that are not issued upon exercise of the SAR and shares of Common Stock purchased on the open market with the cash proceeds from the exercise of options will not be available for issuance again under the 2012 Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2012 Plan.  Furthermore, shares of Common Stock may not be optioned, granted or awarded again if it would prevent any stock option that is intended to qualify as an incentive stock option under Section 422 of the Code from so qualifying.

The maximum number of shares of Common Stock that may be subject to one or more awards granted to any one participant pursuant to the 2012 Plan during any calendar year is 1,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any award to any one participant pursuant to the 2012 Plan during any calendar year is $5,000,000.

Awards

The 2012 Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, RSUs and performance-based awards. Each award must be evidenced by a written award agreement with terms and conditions consistent with the 2012 Plan.  Upon the exercise or vesting of an award, the exercise or purchase price must be paid in full by: cash or check; tendering shares of Common Stock with a fair market value at the time of exercise or vesting equal to the aggregate exercise or purchase price of the award or the exercised portion thereof, if applicable; delivery of a written or electronic notice that the holder has placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or by tendering other property acceptable to the Administrator. Any withholding obligations may be satisfied in the Administrator’s sole discretion by allowing a holder to elect to have the Company withhold shares otherwise issuable under an award which are equal to the fair market value on the date of withholding or repurchase equal to aggregate amount of such liabilities.

No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2012 Plan.

 Stock Options.    Stock options, including incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options may be granted pursuant to the 2012 Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the 2012 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Company stock (the “Ten Percent Owner”), whereupon the exercise price of such incentive stock options will not be less than 110% of the fair market value of the Common Stock on the date of grant. Incentive stock options and nonqualified stock options may be exercised as determined by the Administrator, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options. Unless otherwise provided by the Administrator, each outstanding option on the last business day of the applicable option term with an exercise price per share that is less than the fair market value per share of common stock as of such date will automatically be exercised on such day without further action by the option holder of the Company.

 Restricted Stock.    Restricted stock awards may be granted pursuant to the 2012 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Administrator (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. In addition, with respect to a share of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests.  The restrictions will lapse in accordance with a schedule or other criteria set by the Administrator.

Stock Appreciation Rights.    A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of Common Stock on the date of exercise of the SAR over (B) the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of Common Stock subject to the SAR. Such payment will be in the form of cash, Common Stock or a combination of cash and Common Stock, as determined by the Administrator, and SARs settled in Common Stock will satisfy all of the restrictions imposed by the 2012 Plan upon stock option grants. The Administrator will determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed ten years. Unless otherwise provided by the Administrator, each outstanding SAR on the last business day of the applicable term with an exercise price per share that is less than the fair market value per share of common stock as of such date will automatically be exercised on such day without further action by the option holder of the Company.

Restricted stock units.    RSUs may be granted pursuant to the 2012 Plan, typically without consideration from the participant. RSUs may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Administrator. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the Common Stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance awards.    Awards of performance awards, including performance stock units, are denominated in shares of Common Stock or unit equivalent of shares of Common Stock and/or units of value, including dollar value of shares of Common Stock, and may be linked to any one or more performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any participant selected by the Administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the administrator and relate to any one or more performance criteria determined appropriate by the Administrator on a specified date or dates or over any period or periods determined by the Administrator. Any performance award in the form of a cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.

Dividend equivalents.    Dividend equivalents are rights to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock. Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares of Common Stock by such formula and at such time subject to such limitations as may be determined by the Administrator. In addition, with respect to an award with performance-based vesting, dividend equivalents which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. Dividend equivalents cannot be granted with respect to options or SARs.

Stock payments.    Stock payments include payments in the form of Common Stock, options or other rights to purchase Common Stock made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Administrator and may be based upon performance criteria determined appropriate by the Administrator, determined on the date such stock payment is made or on any date thereafter. Unless otherwise provided by the Administrator, a holder of a stock payment shall have no rights as a Company shareholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the Award have been issued to the Holder.

Deferred stock.    Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the Administrator. Common Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator, and unless otherwise provided by the Administrator, recipients of deferred stock generally will have no rights as a shareholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Deferred stock units.    Awards of deferred stock units are denominated in unit equivalent of shares of Common Stock and/or units of value, including dollar value of shares of Common Stock, and vested, pursuant to a vesting schedule or performance criteria set by the Administrator.  The Common Stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance-based awards.    The Administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Administrator for the period are satisfied. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company or any qualifying subsidiaries on the date the performance-based award is paid to be eligible for a performance-based award for any period. Stock options and SARs granted under the 2012 Plan will generally satisfy the exception for qualified performance-based compensation since they will be made by a qualifying administrator, the plan sets forth the maximum number of shares of Common Stock which may be subject to awards granted to any one participant during any calendar year, and the per share exercise price of options and SARs must be at least equal to the fair market value of a share of Common Stock on the date of grant.

Pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following performance criteria: net earnings (either before or after one or more of the following: interest, taxes, depreciation and amortization); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings or profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital; return on shareholders’ equity; total shareholder return; return on sales; gross or net profit or operating margin; costs; funds from operations; expenses; working capital; earnings per share; adjusted earnings per share; price per share of Common Stock; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; and economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Full value award limitations.    Except as may be determined by the Administrator in the event of a participant’s death, disability or retirement, or in connection with a change in control event, “Full Value Awards” (that is, restricted stock awards, performance awards, stock payment awards, dividend equivalents awards, deferred stock awards, deferred stock unit awards or RSU awards) that vest solely based on the passage of time must vest over a period of not less than three years and performance awards must vest over a period of not less than one year (which will include fully-vested awards granted in lieu of cash awards that have been earned based on a performance period of at least one year). These vesting limitations will not apply to a limited basket consisting of up to 10% of the shares of Common Stock available for issuance (as described in more detail above) granted to any one or more holders.

Transferability of awards.    Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Administrator. The Administrator may provide in any award agreement that an award (other than an incentive stock option) may be transferred to certain persons or entities related to a participant in the 2012 Plan, including but not limited to members of the participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly permitted by the Administrator. Such permitted assignees will be bound by and subject to such terms and conditions as determined by the Administrator.

Repricing.  The Administrator cannot, without the approval of the shareholders of the Company, authorize the amendment of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of Common Stock.  Subject to adjustment of awards as described below, the Administrator does have the authority, without the approval of the shareholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an award with the grant of an award having a price per share that is greater than or equal to the price per share of the original award.

Adjustments to Awards

 If there is a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends), that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities), then the Administrator will make equitable adjustments to the number and type of securities subject to each outstanding award under the 2012 Plan, the exercise price or grant price of such outstanding award (if applicable), the terms and conditions of any outstanding awards (including any applicable performance targets or criteria), and the number and kind of shares or other property for which automatic grants are subsequently to be made to new or continuing directors. The Administrator will make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the 2012 Plan and to the manner in which shares subject to full value awards will be counted to the aggregate number of shares under the 2012 Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or other unusual or nonrecurring change affecting the shares of Common Stock or the stock price of the Common Stock (other than an event described in the preceding paragraph), the Administrator may, in its discretion:

•
provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•
provide for the replacement of any award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon exercise of such award or realization or the participant’s rights;

•	provide that any outstanding award cannot vest, be exercised or become payable after such event;

•	provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby;

•
provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the 2012 Plan or will substitute similar awards for those outstanding under the 2012 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•
make adjustments (i) in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options and awards or future rights, options and awards.

If there is a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards, then the Administrator will make equitable adjustments to the number and type of securities subject to each outstanding award under the 2012 Plan, and the exercise price or grant price of such outstanding award (if applicable). The Administrator can make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the 2012 Plan and to the manner in which shares subject to full value awards will be counted to the aggregate number of shares under the 2012 Plan.  The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

Effect of a Change in Control

In the event of a change in control of the Company, each outstanding Award will, in any case, continue in effect, be assumed or an equivalent Award will substituted by the successor corporation or a parent or subsidiary of the successor corporation, provided, that, if the successor corporation refuses to assume or substitute for an award, the Administrator will cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such awards to lapse.  The Administrator shall notify the participants of such awards for which vesting is accelerated that their awards shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the change in control.

Amendment and Termination

The Administrator, subject to approval of the Board of Directors, may terminate, amend or modify the 2012 Plan at any time; provided, however, that shareholder approval will be obtained (i) for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (ii) to increase the number of shares of Common Stock available under the 2012 Plan, (iii) to reduce the per share exercise price of any outstanding option or SAR, and (iv) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of Common Stock. In addition, no option may be amended to reduce the per share exercise price of the shares subject to the option below the per share exercise price as of the date of grant and, except as described in the “Adjustments to Awards” section above or upon a change in control of the Company, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2012 Plan on or after the tenth anniversary of the date the 2012 Plan was adopted by the Board of Directors.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the 2012 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2012 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.

Section 409A of the Code.    Certain types of awards under the 2012 Plan, including deferred stock and RSUs, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2012 Plan and awards granted under the plan will be structured and interpreted to comply with, or be exempt from, Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the Administrator, the 2012 Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-Qualified Stock Options.    For federal income tax purposes, if participants are granted non-qualified stock options under the 2012 Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The basis that participants have in shares of Common Stock, for purposes of determining their gain or loss on subsequent disposition of such shares of Common Stock generally, will be the fair market value of the shares of Common Stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options.    There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of Common Stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of Common Stock were transferred to the participant. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of Common Stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Stock.    For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.

Stock Appreciation Rights.    No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of Common Stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.

Performance Awards.    The grantee generally will not realize taxable income at the time of the grant of the performance award, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction.

The grantee will generally recognize ordinary income at the time a performance cash-based bonus award is paid to the grantee. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Dividend Equivalents.    The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.    If the grantee receives a stock payment in lieu of a cash payment that would otherwise have been made, he or she generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Deferred Stock.    The grantee generally will not have taxable income upon the issuance of the deferred stock and the Company will not then be entitled to a deduction. However, when deferred stock vests and is issued to the grantee, he or she will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Deferred Stock Units.    The grantee generally will not realize taxable income at the time of the grant of the deferred stock units, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction.  Deferred stock units may be subject to Section 409A of the Code, and the failure of any award of deferred stock units that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Restricted Stock Units.    The grantee generally will not realize taxable income at the time of the grant of the RSUs, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. RSUs may be subject to Section 409A of the Code, and the failure of any RSU that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon vesting (rather than at such time as the award is paid). Furthermore, an additional 20% penalty tax may be imposed under Section 409A of the Code, and certain interest penalties may apply.

Section 162(m) of the Code.    As described above, in general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based compensation.”

In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors;”

•	The material terms of the performance goals must be disclosed to and approved by the shareholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Pursuant to a special rule under Section 162(m), stock options and SARs will satisfy the “qualified performance-based compensation” exception if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period and (iii) the compensation is based solely on an increase in the stock price after the grant date. The 2012 Plan has been designed to permit the Administrator to grant stock options and SARs which will qualify as “qualified performance-based compensation.” In addition, performance-based awards are intended to qualify as “qualified performance-based compensation.”

New Plan Benefits

Awards under the 2012 Plan are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2012 Plan or the benefits that would have been received by such participants if the 2012 Plan had been in effect in the year ended December 31, 2011. See the Grants of Plan-Based Awards Table for a listing of equity awards granted to the Named Executive Officers during year ending December 31, 2011 under the Prior Plans.

Vote Required

Adoption of the 2012 Plan requires approval by the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADOPTION OF THE 2012 EQUITY INCENTIVE AWARD PLAN AND RESERVATION OF 6,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

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OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting of Shareholders and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 30, 2012, by (i) each shareholder known to the Company to beneficially own more than 5% of the Company’s common stock, (ii) each of the Company’s directors and nominees for directors, (iii) the Chief Executive Officer, the Chief Financial Officer and any other person who served as Chief Executive Officer or Chief Financial Officer during 2011, if applicable, and each of the three other most highly compensated officers (collectively, the “named executive officers” or “NEOs”) and (iv) all executive officers and directors of the Company as a group.  Unless otherwise indicated below, the address for each beneficial owner listed is c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131.

	Shares Beneficially Owned (1)
Name	Number of Shares (#)	Percent of Class (%) (2)
Raymond D. Zinn (3)	12,326,541	20.1
The London Company (4)	5,287,801	8.7
1801 Bayberry Court, Suite 301 Richmond, VA 23226
Heartland Advisors, Inc. (5)	4,454,371	7.3
789 North Water Street Milwaukee, WI 53202
Royce & Associates, LLC (6)	3,940,614	6.5
745 Fifth Avenue New York, NY 10151
BlackRock, Inc. (7)	3,859,247	6.4
40 East 52nd Street New York, NY 10022
Allianz Global Investors Capital LLC (8)	3,584,343	5.9
600 West Broadway, Suite 2900 San Diego, CA 92101
DePrince, Race & Zollo, Inc. (9)	3,521,809	5.8
250 Park Ave, Suite 250 Winter Park, FL 32789
Clyde Raymond Wallin (10)	117,352	*
James G. Gandenberger (11)	89,999	*
Mansour Izadinia (12)	69,961	*
Bruce C. Larson (13)	20,000	*
John E. Bourgoin (14)	16,250	*
Michael J. Callahan (15)	60,250	*
Daniel J. Heneghan (16)	46,250	*
Neil J. Miotto (17)	65,000	*
Frank W. Schneider (18)	94,250	*
All executive officers and directors as a group (16 persons) (19)	13,364,814	21.5
____________
*Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 30, 2012 are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.  Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.  Except for information based on Schedules 13G and 13G/A, as indicated in the footnotes to this table, beneficial ownership is stated as of the Record Date.

(2)	Based on 60,624,655 shares of common stock outstanding as of March 30, 2012.

(3)	Includes 681,188 shares subject to stock options exercisable within 60 days of March 30, 2012.

(4)
Based upon information furnished on Schedule 13G/A filed with the SEC on February 10, 2012 by The London Company.  The London Company reported beneficially owning 5,287,801 shares, of which it had sole voting power and sole dispositive power as to 5,186,590 shares and shared dispositive power as to 101,211 shares.  As reported on the Schedule 13G/A, persons other than The London Company have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares and no individual client holds more than 5% of the shares of common stock outstanding.

(5)
Based upon information furnished on Schedule 13G/A filed with the SEC on February 10, 2012 by Heartland Advisors, Inc. (“Heartland”) and its president and control person, William J. Nasgovitz. Heartland and Mr. Nasgovitz reported having shared voting power and dispositive power as to all shares.  As reported on the Schedule 13G/A, clients of Heartland have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of the shares and Heartland Value Plus Fund, a series of the Heartland Group, Inc., owns 3,100,000 shares.  To the best of Heartland’s knowledge, none of the other accounts owns more than 5% of the shares of common stock outstanding.  Mr. Nasgovitz disclaims beneficial ownership of the shares.

(6)
Based upon information furnished on Schedule 13G/A filed with the SEC on January 19, 2012 by Royce & Associates, LLC (“Royce”).  Royce reported having sole voting power and sole dispositive power as to all shares.

(7)
Based upon information furnished on Schedule 13G/A filed with the SEC on February 13, 2012 by BlackRock, Inc. (“Blackrock”).  Blackrock reported having sole voting power and sole dispositive power as to all shares.  As reported on the Schedule 13G/A, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and no one person’s interest in the shares is more than 5% of the shares of common stock outstanding.

(8)
Based upon information furnished on Schedule 13G filed with the SEC on February 13, 2012 by Allianz Global Investors Capital LLC (“AGIC”) and NFJ Investment Group LLC (“NFJ”), which is a wholly owned subsidiary of AGIC.  AGIC reported having no voting power or dispositive power as to any of the shares.  NFJ reported having sole voting power as to 3,519,243 shares and sole dispositive power as to 3,584,343 shares.  Each of AGIC and NFJ disclaims beneficial ownership of the shares except to the extent of its pecuniary interest therein.

(9)
Based upon information furnished on Schedule 13G filed with the SEC on February 15, 2012 by DePrince, Race & Zollo, Inc. (“DePrince”).  DePrince reported having sole voting power and sole dispositive power as to all shares.

(10)	Includes 105,500 shares subject to stock options exercisable within 60 days of March 30, 2012.

(11)	Includes 81,211 shares subject to stock options exercisable within 60 days of March 30, 2012.

(12)	Includes 60,000 shares subject to stock options exercisable within 60 days of March 30, 2012.

(13)	Includes 20,000 shares subject to stock options exercisable within 60 days of March 30, 2012.

(14)	Includes 11,250 shares subject to stock options exercisable within 60 days of March 30, 2012.

(15)	Includes 58,250 shares subject to stock options exercisable within 60 days of March 30, 2012.

(16)	Includes 26,250 shares subject to stock options exercisable within 60 days of March 30, 2012.

(17)	Includes 42,500 shares subject to stock options exercisable within 60 days of March 30, 2012.

(18)	Includes 46,250 shares subject to stock options exercisable within 60 days of March 30, 2012.

(19)	Includes 1,541,761 shares subject to stock options exercisable within 60 days of March 30, 2012.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Information regarding each of our executive officers as of March 30, 2012 is set forth below.

Name	Age	Position
Raymond D. Zinn	74	President, Chief Executive Officer and Chairman of the Board of Directors
James G. Gandenberger	51	Vice President of Worldwide Operations & Foundry Business
Brian Hedayati	54	Vice President of Analog Marketing
Mansour Izadinia	49	Senior Vice President of Analog
Bruce C. Larson	42	Vice President of Analog Engineering
Jung-Chen Lin	58	Vice President of Ethernet
David Schwartz	55	Vice President of Worldwide Sales
Colin Sturt	42	Vice President, General Counsel and Corporate Secretary
Clyde Raymond Wallin	58	Chief Financial Officer and Vice President of Finance and Human Resources
Thomas S. Wong	56	Vice President of High Bandwidth
Richard Zelenka	56	Vice President of Quality Assurance

The principal occupations and positions for at least the past five years of the executive officers named above, other than Mr. Zinn whose information is included above under the caption “Proposal 1 Election of Directors,” are as follows:

James G. Gandenberger has served as Vice President of Worldwide Operations & Foundry Business since November 2007.  From July 2002 to November 2007, he served as Vice President of Wafer Fab Operations.  Mr. Gandenberger joined the Company in October 2000 as Managing Director of Wafer Fab Operations.  Prior to joining the Company, Mr. Gandenberger was employed by National Semiconductor Corporation from 1997 to 2000 as the Managing Director of Santa Clara Wafer Fabs.  From 1994 to 1997, he was employed by Asyst Technologies where he held the position of Vice President of Sales and Marketing.  From 1984 to 1994, Mr. Gandenberger served in a variety of positions at LSI Logic, where his last position was Director of Operations of the VLSI CMOS Division.  He holds a B.S. in Business Administration from Saint Mary’s College and an M.B.A from Golden Gate University.

Brian Hedayati has served as Vice President of Analog Marketing since July 2011. Before joining Micrel, he was employed by Maxim Integrated Products, Inc. as an Executive Director from August 2006 to July 2011 and as a Director from August 2004 to August 2006, managing multiple product lines. Prior to Maxim, Mr. Hedayati was employed by Supertex, Inc. as a Marketing Director from 2001 to 2004 and U.S. Western Area Sales Manager from 1998 to 2001. Prior to Supertex, he held various engineering and management positions with Unitrode Corporation (now Texas Instruments), Megapower Corporation, Space Systems Loral and Conver Corporation. Mr. Hedayati holds a B.S.E.E. from San Jose State University and has continued his education through the AeA/Stanford Executive Institute Program.

Mansour Izadinia has served as Senior Vice President of Analog since January 2011.  Before joining Micrel, he was employed by Integrated Device Technology, Inc. (“IDT”) as Chief Technology Officer from October 2010 to January 2011 and as Senior Vice President of Analog and Power Division from July 2009 to October 2010.  Prior to joining IDT, Mr. Izadinia served as Vice President of the System and Power Management business unit at Maxim Integrated Products, Inc. where he worked for over fifteen years until July 2009. Prior to Maxim, he held various engineering and management positions at National Semiconductor Corporation. Mr. Izadinia holds a B.S.E.E. from the University of California at Los Angeles and M.S.E.E. from Santa Clara University.

Bruce C. Larson has served as Vice President of Analog Engineering since April 2011. Before joining Micrel, he was employed by Active-Semi International, Inc. as Director of Engineering and General Manager for Active-Semi’s Hanoi R&D Center from June 2009 to March 2011. Prior to joining Active-Semi, Mr. Larson worked at Maxim Integrated Products, Inc. for more than ten years where he held various key technical and executive positions including Design Center Director until May 2009.  Mr. Larson holds Ph.D. and M.S. degrees in Electrical Engineering from the Massachusetts Institute of Technology and a B.S. degree in Electrical Engineering, Summa Cum Laude, from the University of Houston.

Jung-Chen Lin has served as Vice President of Ethernet since April 2003.  He joined the Company through the acquisition of Kendin Communications Inc. in May 2001 as Vice President of Design of Kendin Operations. Prior to the acquisition, he served as Vice President of Engineering at Kendin from 1996 to 2001.  Prior to Kendin, Mr. Lin was employed by Pericom Semiconductors Corp as Design Manager of the Data Communication Group from April 1995 to April 1996.  He worked for Hitachi Micro Systems, Inc. as Principle Engineer from August 1993 to April 1995.  From 1990 to 1993, he was employed by Vitesse Semiconductor Corp., where he held a design manager position.  From 1986 to 1990, he worked for Philips Components at various locations as Senior Member of Technical Staff in the Mixed Signal Circuit Design area.  Mr. Lin holds a B.S.E.E. from National Taiwan University and a Ph.D. and an M.S.E.E. from the University of Cincinnati.

David Schwartz has served as Vice President of Worldwide Sales since June 2011.  Before joining Micrel, he held the position of Vice President of Worldwide Sales at Advanced Analogic Technologies, Inc. from February 2009 to March 2011.  Prior to that, he was employed as Vice President of Worldwide Sales and Marketing for Oxford Semiconductor from October 2006 to January 2009.  Prior to Oxford, Mr. Schwartz served in various executive and management sales positions for Renesas Technology America, Mitsubishi Electronics America, and Motorola Semiconductor.  Mr. Schwartz holds a Bachelor in Electrical Engineering from the Pratt Institute and an M.B.A. from Farleigh Dickensen University.

Colin Sturt has served as Vice President, General Counsel and Corporate Secretary since November 2011.  From March 2010 until November 2011, he served as the Company’s General Counsel and Corporate Secretary.  Prior to joining Micrel, Mr. Sturt worked as a corporate attorney at Davis Polk and Wardwell LLP from October 2006 to February 2010.  He previously worked at National Semiconductor Corporation in the areas of organization and operational improvement, project management and operations support management.  He holds a B.A. and two masters degrees, in Organizational Behavior and International and Area Studies, from Brigham Young University.  He also holds a J.D. from the Columbia University Law School.

Clyde Raymond Wallin has served as Vice President of Finance and Chief Financial Officer since January 2009 and, in addition, as Vice President of Human Resources since January 2010.  Before joining Micrel, Mr. Wallin served as Chief Financial Officer of Neterion, from April 2008 to December 2009 and Tallwood Venture Capital from September 2007 to January 2008.  Prior to Tallwood Venture Capital, Mr. Wallin served as Chief Financial Officer and Senior Vice President at Sipex Corporation from 2004 until 2007.  Prior to his role at Sipex, Mr. Wallin served as Vice President of Finance and Chief Financial Officer with iWatt from 2002 to 2004 and Kendin Communications from 2000 to 2001, when the Company was acquired by Micrel.  Mr. Wallin has also held senior financial management positions with Cirrus Logic.  He holds an M.B.A. in Finance from the University of Chicago and a B.S. in Economics with Honors from the University of Oregon.

Thomas S. Wong has served as Vice President of High Bandwidth since November 1998. Prior to joining the Company, Mr. Wong was a co-founder of Synergy Semiconductor and held various management positions including Chief Technical Officer, Vice President Engineering, Vice President Standard Products and Vice President Product Development for Synergy Semiconductor from 1987 to November 1998 at which time Synergy was acquired by the Company.  From 1978 to 1986, Mr. Wong was employed by Advanced Micro Devices where his last position was Design Engineering Manager.  He holds a B.S.E.E. from the University of California at Berkeley and an M.S.E.E. from San Jose State University.

Richard Zelenka has served as Vice President of Quality Assurance since August 2000. From January 1998 to July 2000, he held the position of Director of Product Assurance.  Prior to joining the Company, Mr. Zelenka was employed by National Semiconductor Corporation from 1987 to 1998 as a Senior Quality Manager.  From 1983 to 1987, Mr. Zelenka was employed by Fairchild Semiconductor where he held the position of Wafer Fab Quality Manager.  He holds a B.S. in Chemical Engineering from the University of Wyoming.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than ten percent of the Company’s common stock (“Reporting Persons”) are required to report, to the SEC and to the NASDAQ Stock Market, their initial ownership of the Company’s stock and other equity securities and any subsequent changes in that ownership, and to furnish the Company with copies of all these reports they file.  As a matter of practice, an administrative staff member assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely on its review of the copies of such reports received by it and written representations from certain Reporting Persons that no other such reports were required, the Company believes that during fiscal 2011, all Reporting Persons complied with all applicable filing requirements, except for the following late reports filed since the beginning of the fiscal year ended December 31, 2011, and the transactions reflected therein, covering sales of stock: Mr. Zinn was late in filing a Form 4 to report of his purchase of 1,000 shares of common stock on August 22, 2011.

CORPORATE GOVERNANCE

Committees and Meetings of the Board of Directors

The Board of Directors held four regularly scheduled meetings during the fiscal year ended December 31, 2011, and acted two times by unanimous written consent.  Each member of the Board of Directors who served during 2011 attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served during the year.

The Company has standing Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

Director Independence

The NASDAQ Stock Market rules require a majority of the Company’s Board of Directors to be independent of the Company and its management.  The Board of Directors has a responsibility to make an affirmative determination as to the independence of its members through the application of Rule 5605 of the Marketplace Rules of the NASDAQ Stock Market (definition of “independent director”).  Our Board of Directors has affirmatively determined that all of its members and nominees are independent under these rules, except for Mr. Zinn, who is an employee of the Company.  As required under Marketplace Rules of the NASDAQ Stock Market, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Leadership Structure

Mr. Raymond Zinn currently serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company. The Board of Directors and its Nominating and Corporate Governance Committee believe that the traditional practice of combining the roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for the Company.  Mr. Zinn has served in these capacities since 1978.  Given Mr. Zinn’s experience as a co-founder and President, Chief Executive Officer and Chairman of the Board of Directors of Micrel for over 30 years, the respect that he has earned from employees, business partners and shareholders, as well as other members of the semiconductor industry, and his proven leadership skills, the Board of Directors believes the best interests of the Company’s shareholders are met by Mr. Zinn’s continued service in both capacities. The Board of Directors believes Mr. Zinn’s fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for Micrel’s employees and other stakeholders.  Furthermore, the Board of Directors believes that the authority of the combined Chairman of the Board of Directors and Chief Executive Officer is appropriately counter-balanced by the fact that all of the other directors are independent.  Although the Board of Directors has not named a lead independent director, all of the independent directors are actively engaged in shaping the Board of Directors’ agenda and the Company’s strategy.

Risk Management

Our Board of Directors oversees Micrel’s management, which is responsible for the day-to-day issues of risk management.  Such oversight is facilitated in large part by the Audit Committee, which receives reports from management, the internal audit team and the Company’s independent registered public accounting firm regarding audit procedures, accounting and financial controls, disclosure controls, financial risk assessment and risk management.  The Audit Committee discusses the Company’s major risk exposures and the steps that have been taken to monitor and control such exposures with management.  Furthermore, the Board of Directors and the Nominating and Corporate Governance Committee monitor the Company’s governance and director and Chief Executive Officer succession risk and the Compensation Committee monitors the Company’s compensation policies and related risks.  In addition, members of Micrel’s management may also report directly to the Board of Directors on significant risk management issues.

Board Committees

Information on each of the Board of Directors’ standing committees is presented below.

Audit Committee.  The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, directing and monitoring the Company’s internal audit function, reviewing and monitoring the annual audit of the Company’s financial statements, internal controls, accounting practices and policies and related tasks as specified in its charter or required by the applicable NASDAQ rules.  The members of the Audit Committee presently are Messrs. Miotto (Chairman), Callahan, Heneghan and Schneider, each an independent director as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and in accordance with the listing standards of the NASDAQ Stock Market.  Messrs. Miotto and Heneghan qualify as audit committee financial experts within the definition adopted by the SEC in Item 407(d)(5)(ii) of Regulation S-K.  In 2011, the Audit Committee met in person five times, with each member of the Audit Committee attending at least 75% of those meetings, and acted once by unanimous written consent.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon.  The independent registered public accounting firm is also responsible for performing an audit of the Company’s internal control over financial reporting and expressing opinions on the operating effectiveness of the Company’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In accordance with the Internal Audit Charter, the Audit Committee is responsible for overseeing the Internal Audit function.  The Company’s Manager of Internal Audit regularly attends meetings of the Audit Committee and reports directly to the Company’s Audit Committee.  The Audit Committee receives a report each quarter from the Manager of Internal Audit on the Company’s activities regarding internal control procedures and Sarbanes-Oxley Section 404 compliance.  The Manager of Internal Audit reports on progress of the Company’s Internal Control Program, including internal testing and policy documentation activities.  The Manager of Internal Audit also presents a summary of internal control testing results, discusses any control issues discovered, and outlines the remedial actions taken for such issues.  The Manager of Internal Audit also indicates to the Audit Committee whether there are any findings of significant deficiencies or material weaknesses in the Company’s financial controls.

A copy of the Audit Committee Charter is available at www.micrel.com.  A copy of the Company’s Internal Audit Charter, as approved by the Audit Committee, is available at www.micrel.com.

Compensation Committee.  The Compensation Committee approves all forms of compensation to executive officers and directors, reviews salary increases, bonus and stock compensation programs for other employees, administers the Company’s incentive award plans and performs such other duties as may from time to time be determined by the Board of Directors.  The Compensation Committee has delegated to Mr. Zinn the authority to approve grants of stock options to purchase no more than 100,000 shares and grants of no more than 33,000 restricted stock units, in each case to non-officer employees.  The Compensation Committee currently consists of Messrs. Callahan (Chairman), Bourgoin and Schneider, each an independent director as defined in the listing standards of the NASDAQ Stock Market.  The Compensation Committee met two times in 2011 and acted eleven times by unanimous written consent.  A copy of the Compensation Committee Charter is available at www.micrel.com.

The Compensation Committee meets at least twice during the year, generally in February and August.  In or around February of each year, the Vice President of Human Resources provides to the Compensation Committee the proposed incentive award and bonus compensation for each Named Executive Officer and all other executive officers for review and analysis in the context of all the components of total compensation.  In or around July of each year, the Vice President of Human Resources provides to the Compensation Committee the proposed base salary compensation for each NEO and other executive officers for review and analysis, again in the context of all the components of total compensation.  In each case, Compensation Committee members ask for additional information, raise questions and have discussions.  The compensation structure for the Chief Executive Officer is decided upon and approved by the Compensation Committee members in private sessions and discussions.  Compensation decisions regarding the other executive officers are made at the scheduled Compensation Committee meeting or by unanimous written consent.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding director nominees, monitors the size and composition of the Board of Directors, assists the Board of Directors with review and consideration of developments in corporate governance practices and performs such other duties as the Board of Directors shall from time to time prescribe.  The Nominating and Corporate Governance Committee currently consists of Messrs. Bourgoin (Chairman), Heneghan and Schneider, each an independent director as defined in the listing standards of the NASDAQ Stock Market.  The Nominating and Corporate Governance Committee met two times in 2011.

The primary objectives of the Nominating and Corporate Governance Committee are to assist the Board of Directors by: (i) considering and/or recruiting individuals qualified to become Board members and recommending that the Board of Directors select a group of director nominees for the next annual meeting of the Company’s shareholders; (ii) recommending members of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors who are qualified and experienced “independent” directors; (iii) assisting management and the Board of Directors in developing and recommending to the Board of Directors corporate governance policies and procedures applicable to the Company; and (iv) monitoring compliance with appropriate corporate governance practices as they relate to the duties of both management and the Board of Directors.  All powers of the Nominating and Corporate Governance Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

A copy of the Nominating and Corporate Governance Committee Charter is available at www.micrel.com.

Nomination Process

The Nominating and Corporate Governance Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service or the Nominating and Corporate Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee consistent with the Nominating and Corporate Governance Committee’s criteria for Board of Directors service.  Current members of the Board of Directors and management are polled for their recommendations.  Research may also be performed or third parties retained to identify qualified individuals.  The Nominating and Corporate Governance Committee will not recommend a candidate unless that candidate has indicated a willingness to serve as a director and has agreed to comply, if elected, with the expectations and requirements of service on the Board of Directors.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders, and any such recommendations should be forwarded to the Nominating and Corporate Governance Committee in writing at our executive offices as set forth in this Proxy Statement.

The Nominating and Corporate Governance Committee will consider shareholder nominations for the election of directors at our 2013 Annual Meeting of Shareholders if the nominations are timely, as described in this Proxy Statement under the caption “Shareholder Proposals for the 2013 Annual Meeting,” and the nominations otherwise comply with our Bylaws and applicable law.  Such recommendations should include the following information:

•	name, biographical information and qualifications of the candidate, and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected;

•	such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the security holder that has recommended the candidate;

•	such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Audit Committee; and

•	such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the NASDAQ Stock Market.

The Company will also request such other information as may reasonably be required to determine whether each person recommended by a security holder meets the criteria listed below and to enable us to make appropriate disclosures to the security holders entitled to vote in the election of directors.  Any recommendations received from shareholders will be evaluated in the same manner as potential nominees suggested by Board members, management or other parties.

The Nominating and Corporate Governance Committee evaluates director candidates based upon a number of criteria, including:

•	a high level of personal and professional integrity;

•	commitment to promoting the long term interests of the Company’s security holders and independence from any particular constituency;

•	professional and personal reputations that are consistent with the Company’s values;

•
broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on the semiconductor industry generally, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

•	adequate time to devote attention to the affairs of the Company;

•	such other attributes, including independence, relevant in constituting a Board of Directors or committee that also satisfies the requirements imposed by the SEC and the NASDAQ Stock Market; and

•	Board of Directors balance in light of the Company’s current and anticipated needs and the attributes of the other directors and executives.

Although we do not have a formal diversity policy, the Nominating and Corporate Governance Committee evaluates the mix of characteristics, skills and experience of the directors, including diversity of personal background, perspective and experience, and assesses nominees and potential candidates in the context of the current composition of the Board of Directors and the requirements of the Company.

Security Holder Communication with Board Members

Any holder of the Company’s securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to the Company’s General Counsel or Secretary at our executive offices as identified in this Proxy Statement.  Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

The Company’s General Counsel or Secretary will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication.  The Company’s General Counsel or Secretary may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from the Company or any of its operating units. The Company’s policies regarding the handling of security holder communications were approved by the Board of Directors, including a majority of our independent directors.

Annual Meeting Attendance

The policy of the Board of Directors is that all directors attend each Annual Meeting of Shareholders, absent circumstances that prevent attendance.  All six directors at the time of the 2011 Annual Meeting of Shareholders attended that meeting.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Officers that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Company’s Code of Ethics for Senior Officers can be viewed at www.micrel.com.  In the event that the Company amends or waives any of the provisions of the code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, the Company intends to disclose such information on its website.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below.  Our named executive officers, or NEOs, for 2011 were as follows: Raymond D. Zinn, President, Chief Executive Officer and Chairman of the Board; Clyde Raymond Wallin, Chief Financial Officer and Vice President of Finance and Human Resources; Mansour Izadinia, Senior Vice President of Analog; James G. Gandenberger, Vice President of Worldwide Operations and Foundry Business; and Bruce C. Larson, Vice President of Analog Engineering.

Compensation Objectives

The Compensation Committee believes that compensation paid to our NEOs should: align with the performance of the Company over the short-term and long-term; be linked to specific, measurable results intended to create value for shareholders; recognize and reward individual contributions to Company performance; and enable the Company to attract and retain key executives critical to its long-term success.

The Compensation Committee has the following objectives in establishing compensation for NEOs:

•	Attract and retain executives of superior ability and managerial talent to drive the Company’s success;

•	Align executive compensation with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s shareholders;

•	Motivate our leaders to deliver strong business results and achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals;

•	Differentiate compensation so that it varies based on corporate, individual and team performance;

•	Balance rewards for executives between short-term results and the long-term strategic decisions needed to ensure sustained success for the Company and its shareholders over time;

•
Enhance executives’ incentive to increase the Company’s stock price and maximize shareholder value, as well as promote retention of key people, by providing a portion of total executive compensation in the form of Company stock options and restricted stock units;

•	Allow executives to share in the Company’s financial success; and

•	Reflect a total rewards perspective by balancing fixed and variable pay and cash and equity awards.

The Company’s overall compensation program is structured to achieve these objectives by compensating our executives competitively, and tying their compensation to the Company’s success and their contribution to that success.  The Company’s compensation program will change from time to time, as necessary to support corporate objectives and as those objectives change.  The specific principles, components and decisions used in 2011 to set executive compensation are discussed below.

Components of Executive Compensation

The Company’s compensation program for NEOs is comprised of the following components:

•	Base salary;

•	Annual cash incentive bonus opportunities;

•	Discretionary annual stock option and/or restricted stock unit grants; and

•	401(k) plan and medical, life and disability insurance and other benefits available to the Company’s employees generally.

Consistent with our performance-based compensation philosophy, our executive compensation includes at-risk awards in the form of both cash bonuses and equity.  The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking information from a peer group of semiconductor companies (our “Peer Group”), discussed below under the heading “Compensation Benchmarking and Peer Group”.  It also considers the balance between providing short-term incentives and long-term incentives to align the interests of each NEO with the interests of our shareholders.  The Compensation Committee balances individual compensation elements for each NEO.

To tie compensation directly to performance, there is no minimum award of compensation required by the annual bonus program or the Company’s equity incentive program.

Shareholder Advisory Vote on Executive Compensation

At our 2011 Annual General Meeting of Shareholders our shareholders voted, in non-binding advisory votes (i) to approve the compensation of our named executive officers and (ii) in favor of having a non-binding shareholder vote on executive compensation once every year. The Compensation Committee reviewed the result of the shareholders’ advisory vote on executive compensation. In light of the approval by a substantial majority of our shareholders of the compensation programs described in our 2011 Proxy Statement (representing over 98.8% of the shares represented in person or by proxy at the meeting and entitled to vote), the Compensation Committee did not implement changes to our executive compensation programs as a result of the shareholders’ advisory vote. The compensation for each of the Company’s NEOs for fiscal year 2011 continues to reflect our compensation objective detailed above.

Determination of Compensation Awards

The Compensation Committee has primary authority to design and approve compensation for the Company’s NEOs.  The Compensation Committee has authority to engage independent consultants to provide comparative information on compensation and benefits as well as to advise the Compensation Committee on compliance issues involving federal and state laws and regulations concerning compensation of executives.  The Compensation Committee is comprised entirely of independent directors.  The Compensation Committee operates under a written charter adopted by our Board of Directors which can be found on our website at www.micrel.com.  In assessing the compensation of the NEOs, the Compensation Committee considers the performance of the Company, the executive’s contribution to that performance, comparisons to other executive officers holding similar positions and responsibilities in the Peer Group, management recommendations and other factors (including tenure and experience, retention concerns and historical compensation).

The Compensation Committee uses several analytic tools when making compensation decisions, which include performance reviews, Peer Group compensation data, the recommendations of the Chief Executive Officer and the Vice President of Finance and Human Resources and internal pay equity.  Consistent with prior years, Peer Group compensation data is provided by the Human Resources Department to the Compensation Committee.  The Compensation Committee uses the Peer Group data as a factor in its determination of key elements of the compensation programs.

The Peer Group data provides information to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers. It provides one of the bases for the Compensation Committee’s analysis of the structure of the Company’s various compensation programs and the appropriate levels of salary, bonus and other awards payable to the Company’s NEOs.

The Company participates in an industry compensation survey and subscribes to a service provided by Radford Advisory Services (“Radford”).  Information provided in Radford’s Benchmark and Executive Surveys (the “Benchmark Surveys”) is reviewed and compared with Peer Group data.  While the Compensation Committee reviewed the statistical compensation data and elements derived from the Benchmark Surveys, the surveys did not include, nor was the Compensation Committee aware of, the identity of the surveyed companies.  The Benchmark Surveys capture base salary, incentive and equity data for full-time, US-based employees, including executives, categorized by job classification.  The Benchmark Survey data is used by the Compensation Committee in conjunction with the Peer Group data to determine appropriate NEO compensation packages.

The Compensation Committee also reviews management recommendations and performance evaluations in setting NEO compensation.  The Chief Executive Officer and Vice President of Finance and Human Resources provide recommendations annually to the Compensation Committee regarding the compensation of all NEOs based on the Peer Group data and Benchmark Survey data.  Each NEO in the Company participates in an annual performance review of the Chief Executive Officer to provide input about the Chief Executive Officer and the Chief Executive Officer conducts an annual performance review of each the other executives.

The Compensation Committee reviews summaries of the major components of the NEOs compensation, including annual base salary, bonuses, and equity compensation.  The compensation summaries are prepared by the Human Resources Department and are presented at Compensation Committee meetings by the Vice President of Human Resources.  The overall purpose of this review is to identify elements of actual and potential future compensation of our NEOs, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual projected compensation.

Compensation Benchmarking and Peer Group

In 2011, our “Peer Group” of companies consisted of the following semiconductor companies:  Advanced Analogic Technologies, Incorporated; Applied Micro Circuits Corporation; Exar Corporation; Intersil Corporation; Linear Technology Corporation; Maxim Integrated Products, Incorporated; Microsemi Corporation; Monolithic Power Systems, Incorporated; Power Integrations, Incorporated; Semtech Corporation; and Supertex, Incorporated.  Benchmarking our Peer Group companies helps to ensure that our cost structure will allow us to remain competitive in our markets.  An important component of setting and structuring compensation for the Company’s NEOs is reviewing the compensation packages offered by the Peer Group in order for the Company to offer competitive compensation within that group and similar companies.  In determining the level of compensation provided to our NEOs, the Company reviews each element of compensation within the Peer Group, including base salary, annual cash incentives, and long-term equity incentives.  We believe the Peer Group is representative of the sector in which we operate, and the group was chosen because of each of the company’s relative leadership position in our sector, their relative size as measured by sales volume, and the relative complexity of their businesses.

For 2011, we targeted the aggregate value of our total compensation at approximately the median level for the Peer Group for all NEOs.  The Compensation Committee believes that our overall pay positioning will allow us to attract and retain the appropriate level of executive talent, while appropriately rewarding high performance through performance objectives.  The actual target compensation for each individual executive may be higher or lower than the targeted market position based on such factors as individual skills, experience, contribution and performance, internal equity, or other factors that the Compensation Committee may take into account that are relevant to the individual executive. In addition, actual compensation results (e.g., amounts earned and paid each year) may be higher or lower than target based on corporate and individual performance.

We strongly believe in retaining the best talent among our senior executive management team.  To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate total compensation packages with the Company’s NEOs that may deviate from the general principle of targeting total compensation at the median level for our Peer Group.  Actual pay for each NEO is determined around this structure, driven by the performance of the executive over time, as well as the annual performance of the Company.  Equity grant guidelines are then set by job level, using Peer Group data and current guidelines to determine the appropriate annual grant levels for the upcoming year.

Base Salary

The Company provides its NEOs with a base salary that is structured around the median of the Peer Group.  Base salaries provide consistent cash flow to employees assuming sufficient levels of performance and continued employment.  Salaries for the Company’s NEOs are determined primarily on the basis of the NEO’s responsibility, Company budgets, general salary practices of companies within the Peer Group, the officer’s individual performance and experience, internal pay equity and retention concerns.  The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include:  (i) individual performance, (ii) the functions performed by the NEO, (iii) the scope of the NEO’s ongoing duties, (iv) general changes in base salary by companies in the Peer Group, and (v) the Company’s financial performance generally.  In 2011, we froze the salaries of our NEOs, due to the economic challenges facing our industry.  None of the NEOs received a salary increase for 2011.

Performance-Based Compensation

The Company structures its compensation programs to reward NEOs based on the Company’s performance and the individual executive’s contribution to that performance.  NEOs are eligible to receive bonus compensation in the event certain specified corporate performance measures are achieved pursuant to an annual incentive program established by the Compensation Committee.  The Company then evaluates each executive’s performance in determining the amount of performance-based compensation awarded to each NEO.

Compensation pursuant to the annual incentive program is made in the form of cash.  The primary criteria for determining bonus payouts is the Company’s financial performance as measured by earnings per share.  However, the Compensation Committee can exercise discretion based on recommendations by the Chief Executive Officer to adjust individual payouts significantly based on individual and business unit performance.

In November 2010, the Compensation Committee and the Board of Directors established a model representing the total aggregate potential bonus pool available for all officers of the Company based on the Company’s achievement of non-GAAP earnings per share across a range of possible values for 2011.  Non-GAAP earnings per share exclude the impact of revenue and cost of revenues related to intellectual property settlements, equity-based compensation, certain third party legal expenses associated with litigation settlements, other unusual operating income and expense items, restructuring charges and related tax effects.  The Compensation Committee selected non-GAAP earnings per share as the primary program metric (as a basis to determine the overall size of the  executive cash bonus pool) because it deems non-GAAP earnings per share to be an objective and clear measure of the Company’s financial performance.

The following chart sets forth the total potential officer bonus pool size (in thousands of dollars) approved by the Compensation Committee for a range of possible non-GAAP earnings per share values for 2011:

The threshold level of $0.52 annual earnings per common share was intended to set a level of corporate performance below which no executive bonus payments would be made.  The non-GAAP EPS achieved by the Company for the previous three years – 2008, 2009 and 2010 – was $0.49, $0.36 and $0.85, respectively.  Thus, the Compensation Committee considered $0.52 annual EPS to be a substantial threshold for executive bonus payments, requiring substantial effort and commitment by the executive in order to attain any annual bonus payment.  Incentive amounts to be paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance.  Payments under the program are contingent upon continued employment, though pro rata bonus payments may be paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.  The Compensation Committee has approved a similar cash incentive bonus program for 2012.

The Compensation Committee divides the officer bonus pool into units or pool shares for each officer.  For 2011, it assigned four shares of the pool to the Chief Executive Officer, two shares to the Senior Vice President of Analog and one share to each of the other NEOs.  It made this allocation based on each of the NEO’s ability to directly influence results, overall contributions to the Company and relative amounts of executive bonuses at the Peer Group companies.

Based on the Company’s achievement of non-GAAP earnings per share of $0.60 for 2011, the Compensation Committee approved a total officer bonus pool of $773,000.  The 2011 bonuses for each of the NEOs were based on their assigned shares of this bonus pool in the amounts of $250,800 for Mr. Zinn, $125,000 for Mr. Izadinia, $62,700 for Mr. Gandenberger, $62,600 for Mr. Wallin and $47,000 for Mr. Larson.  The Compensation Committee did not make material individual adjustments to the 2011 bonuses for the NEOs, except to prorate Mr. Larson’s bonus due to his employment with the Company starting part of way through the year.  The Compensation Committee believes that the payment of the annual incentive bonus in cash provides incentives necessary to retain NEOs and reward them for company performance.

Discretionary Long-Term Equity Incentive Awards

Long-term incentives are a significant element of total NEO compensation.  Performance-based components of compensation comprise much of this element, consistent with our philosophy of driving performance and thereby aligning the interests of executives with other shareholders.  These incentives are designed to motivate NEOs to improve financial performance and shareholder value.  The Company’s NEOs are eligible to receive awards of stock options and/or restricted stock units as part of the Company’s equity award program under the Company’s 2003 Incentive Award Plan (the “2003 Plan”).  The Company’s 2003 Plan, which is administered by the Compensation Committee, also allows for other incentive and performance-based awards such as stock appreciation rights, dividend equivalents, stock payments and deferred stock.

Grants of options to purchase shares of our common stock represent the high-risk and potential high-return component of our total long-term incentive program, as the realizable value of each option can fall to zero if the stock price is lower than the exercise price established on the date of grant.  NEOs can receive a lesser number of restricted stock units instead of stock options.  Restricted stock units pose lower-risk and lower potential returns for our executives but still align employee interests with the interests of our shareholders.  Guidelines for the number of stock options, if any, granted to each NEO are determined using a procedure approved by the Compensation Committee with reference to the Peer Group data and tenure with the Company.  In addition to any annual equity award grant that an NEO is eligible to receive, the Compensation Committee, in its sole discretion, may approve additional grants from time to time, to reflect, for example, a significant change in job responsibility or in recognition of a significant achievement, or following the reconsideration of Peer Group data.

Stock option or restricted stock unit grants to NEOs are typically approved by the Compensation Committee once a year.  The Company may also grant an equity incentive award at the discretion of the Compensation Committee or the Board in connection with the hiring, promotion or special incentive or recognition of an NEO.  The Vice President of Finance and Human Resources provides the Compensation Committee Peer Group data regarding stock option grants.  Based on such data, and the Compensation Committee’s assessment of the annual performance of the Company and individual NEOs, internal pay equity considerations and recommendations by the Chief Executive Officer and the Vice President of Finance and Human Resources, the Compensation Committee determines the amount of any award of stock options or restricted stock units to NEOs.  The exercise price of any options awarded is set at the “fair market value” of the common stock underlying the option on the grant date.  The fair market value of the Company’s common stock as of a given date will be equal to the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market, on such given date, or if shares were not traded on such given date, then on the next preceding date on which a trade occurred.  Because the exercise price of these options is equal to the fair market value of the Company’s common stock on the date of grant, these stock options will deliver a reward only if the stock price appreciates from the price on the date the stock options were granted.  This design is intended to focus the NEOs on the long-term enhancement of shareholder value.

Stock option and restricted stock unit awards approved by the Compensation Committee are awarded with a grant date that is the date of the Compensation Committee meeting on which the equity awards are approved or the date of the last approval if the award is granted by the Compensation Committee pursuant to a unanimous written consent.

Stock options granted under the Company’s 2003 Plan to NEOs generally have a five-year vesting schedule, with vesting occurring in equal installments on each anniversary of the grant date, in order to provide an incentive for continued employment.  Stock options generally expire ten years from the date of the grant.  The Compensation Committee believes that this provides a reasonable time frame in which to align the NEO with the price appreciation of the Company’s stock. Restricted stock units granted to NEOs under the Company’s 2003 Plan generally have either a four-year vesting schedule, with vesting occurring in equal installments on each anniversary of the grant date or a five-year vesting schedule, with vesting occurring in equal installments on each of the third, fourth and fifth anniversary of the grant date.

In 2011, the NEOs were eligible for, and received, individual stock option awards under the Company’s 2003 Plan.  The stock options awards for NEOs in 2011 are set forth in column (j) of the Grants of Plan-Based Awards table below.  The NEOs other than the Chief Executive Officer received restricted stock unit awards in 2011 as set forth in column (i) of the Grants of Plan-Based Awards table below.

Other Elements of Compensation and Perquisites

Medical Insurance.  The Company provides to each NEO, the NEOs spouse and dependents such health, dental and vision insurance as the Company may from time to time make available to its other executive officers and all full-time, regular employees.

Life and Disability Insurance.  The Company provides each NEO such disability and/or life insurance as the Company in its sole discretion makes available generally to its other employees.

Automobile Allowance.  The Company provided the Chief Executive Officer with an allowance of approximately $26,850 for automobile-related expenses in 2011.

Relocation Assistance.  In connection with his relocation from Austin, Texas to San Jose, California, the Company provided Mr. Larson with a one-time $20,000 cash relocation bonus.

Change in Control and Severance Benefits.  The Company evaluates the level of change in control and severance benefits, if any, to be provided to a NEO on a case-by-case basis. The details of arrangements currently provided for NEOs are discussed in detail under the heading “Change in Control and Severance Arrangements” below.

Other Compensation Policies

Stock Ownership Guidelines.  To further our objective of aligning the interests of management with shareholders, in 2012, the Compensation Committee adopted Company stock ownership guidelines for our executive officers. Under the guidelines, each of our executive officers should acquire and maintain a level of ownership of Company stock that has a value approximately equal to their annual salary. The ownership level is to be achieved within five years of the effective date of the guidelines (for officers serving as of the adoption of the guidelines) or the date the person first becomes an executive officer for newly hired or promoted executive officers. To facilitate the executives meeting this requirement, the Compensation Committee may grant, restricted stock units to the executive officers.

Policy Regarding Deductibility of Compensation

The Company has considered the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our NEOs. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for each of our NEOs (other than our Chief Financial Officer), unless compensation is performance based. Where reasonably practicable, the Company seeks to qualify the variable compensation paid to our NEOs for an exemption from the deductibility limitations of Section 162(m). As such, in approving the amount and form of compensation for our NEOs, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m). However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

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The Compensation Committee has reviewed all components of each NEOs and executive officer’s compensation, including base salary, performance-based cash compensation, and long-term equity incentive compensation and utilized the Peer Group data to perform competitive peer compensation analysis.  Based on this review, the Compensation Committee determined that the NEOs and all other executive officers’ compensation is consistent with the Company’s Peer Group and is consistent with the Company’s financial performance and the individual performances of each NEO and executive officer.  The Compensation Committee believes that the NEOs and all other executive officers’ total compensation in the aggregate is reasonable, competitive, and not excessive.  The Compensation Committee specifically considered that the Company did not maintain any employment contracts or non-qualified deferred compensation plans with its executive officers, and, except as stated otherwise herein for the Chief Executive Officer, does not provide perquisites to such individuals.

COMPENSATION COMMITTEE REPORT

The Compensation Committee Report is not “soliciting material” and shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed “filed” under these acts.

The undersigned members of the Compensation Committee have thoroughly reviewed the foregoing Compensation Discussion and Analysis (“CD&A”) and have discussed it with management.  Following its review of the CD&A and discussion with management, the Compensation Committee recommended to management that the CD&A be included in the Company’s Proxy Statement.

COMPENSATION COMMITTEE

Michael J. Callahan, Chairman
John E. Bourgoin
Frank W. Schneider

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Other Compensation Policies and Practices

The Company’s compensation programs are designed to provide competitive overall compensation packages to our executives and other employees, and include a mix of compensation elements based on achievement of both long-term and short-term objectives.  The Company has reviewed its compensation policies and practices and concluded that they are designed and administered with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table 2011

The following table sets forth the total annual compensation earned for the years ended December 31, 2011, 2010 and 2009 by each of the Company’s NEOs.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)

Raymond D. Zinn	2011	344,790	-	1,290,341	250,800	29,196	1,915,127
President, Chief Executive Officer and	2010	337,393	-	579,172	973,652	32,187	1,922,404
Chairman of the Board	2009	321,221	-	475,007	111,045	29,541	936,814

Clyde Raymond Wallin	2011	241,674	337,920	406,620	62,600	2,347	1,051,161
Vice President of Finance and Human Resources and	2010	241,231	-	77,588	245,913	4,505	569,237
Chief Financial Officer	2009	222,385	-	486,696	27,761	36,090	772,932

James G. Gandenberger	2011	269,855	337,920	271,080	62,700	2,347	943,902
Vice President of Worldwide	2010	264,112	-	155,176	245,913	4,505	669,706
Operations and Foundry Business	2009	272,072	-	125,734	27,761	1,090	426,657

Mansour Izadinia	2011	329,808	1,498,050	820,950	125,000	2,347	2,776,155
Senior Vice President of Analog

Bruce C. Larson	2011	174,327	238,800	445,830	47,000	22,347	928,304
Vice President of Analog Engineering

____________________

(1)	Employee contributions to defined contribution plans are included in salary amounts because such contributions are deferred at the election of the NEO.

(2)
Amounts shown do not reflect compensation actually received by the NEO. Instead, the dollar value of these awards is the aggregate grant date fair value of restricted stock unit or option awards calculated in accordance with FASB ASC Topic 718 in the year indicated. For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011.  The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price, if any, on the date an option award is exercised. There is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(3)
The amounts indicated in this column represent cash incentive bonuses earned by each executive officer based on the Company’s performance.  All bonuses for a particular year reflect amounts earned in that year whether or not paid in that or the following year.  The 2011 annual incentive program is discussed in further detail under the heading “Performance-Based Compensation.”

(4)
Represents automobile-related allowances for Mr. Zinn of $26,850 for 2011, $27,682 for 2010, and $28,451 for 2009; a $20,000 relocation bonus for Mr. Larson; and contributions by the Company to the Company’s defined contribution plan for each NEO.

Grants of Plan-Based Awards during Fiscal Year 2011

The following table provides certain information with respect to the grant of plan-based awards to each of the NEOs during the fiscal year ended December 31, 2011.

					All Other	All Other
					Stock	Option	Exercise	Grant Date
		Estimated Future Payouts			Awards:	Awards:	or Base	Fair Value
		Under Non-Equity			Number of	Number of	Price of	of Stock
		Incentive Plan Awards (1)			Securities	Securities	Option	and Option
	Grant	Threshold	Target	Maximum	Underlying	Underlying	Awards	Awards
Name	Date	($)	($)	($)	Units (#)(2)	Options (#)(3)	($/Sh)	(4)($)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

Raymond D. Zinn	–	22,000	–	–	–	–	–	–
	2/16/2011	–	–	–	–	238,000	14.31	1,290,341

Clyde Raymond Wallin	–	5,500	–	–	–	–	–	–
	2/16/2011	–	–	–	–	75,000	14.31	406,620
	12/6/2011	–	–	–	33,000	–	–	337,920

James G. Gandenberger	–	5,500	–	–	–	–	–	–
	2/16/2011	–	–	–	–	50,000	14.31	271,080
	12/6/2011	–	–	–	33,000	–	–	337,920

Mansour Izadinia	–	11,000	–	–	–	–	–	–
	1/24/2011	–	–	–	65,000	300,000	13.18	2,319,000

Bruce C. Larson	–	5,500	–	–	–	–	–	–
	4/18/2011	–	–	–	20,000	100,000	12.57	684,630

_____________________

(1)
The amounts shown in column (c) reflect approximate estimated payouts of bonus compensation at the threshold levels of non-GAAP earnings per share required for any NEO bonus compensation.  The incentive bonus plan payout structure varied across a range of possible non-GAAP earnings per share results without a specific target. There was no guaranteed minimum bonus. There was no maximum limit to the potential bonuses payable under the plan.

(2)
Each restricted stock unit award vests with respect to 25% of the shares subject to the award on each of the first four anniversaries of the date of grant, subject to the NEO’s continued services to the Company through each vesting date.

(3)
Each option vests with respect to 20% of the shares subject to the option on each of the first five anniversaries of the date of grant, subject to the NEO’s continued service to the Company through each vesting date.

(4)
Represents the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718.  For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011.  The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. The actual value that may be realized from a restricted stock unit award is contingent upon the satisfaction of the conditions to vesting in that award and upon the stock price on the date of vesting. There is no assurance that the value, if any, eventually realized will correspond to the amount shown.

Outstanding Equity Awards at Fiscal 2011 Year-End

The following table shows grants of stock options and restricted stock units outstanding on December 31, 2011, the last day of our fiscal year, to each of our NEOs.

	Option Awards					Stock Awards
						Number
		Number of	Number of			of Units of
		Securities	Securities			Stock		Market Value
		Underlying	Underlying			That Have		of Shares or
		Unexercised	Unexercised	Option	Option	Not		Units That
	Grant	Options (#)	Options (#)	Exercise	Expiration	Vested		Have Not
Name	Date	Exercisable	Unexercisable (1)	Price ($)	Date	(#) (2)		Vested ($) (3)
(a)		(b)	(c)	(e)	(f)	(g)		(h)
Raymond D. Zinn	03/11/2004	125,000	–	16.39	03/11/2014
	03/09/2005	69,688	–	10.76	03/09/2015
	03/02/2006	80,000	–	16.21	03/02/2016
	02/23/2007	90,000	22,500	13.25	02/23/2017
	02/21/2008	24,200	48,400	7.41	02/21/2018
	05/21/2009	80,000	120,000	7.85	05/21/2019
	02/25/2010	40,000	160,000	10.31	02/25/2020
	02/16/2011	–	238,000	14.31	02/16/2021

Clyde Raymond Wallin	12/06/2011	–	–	–	–	33,000		333,630
	01/12/2009	40,500	120,000	6.85	01/12/2019
	02/25/2010	5,000	20,000	9.37	02/25/2020
	02/16/2011	–	75,000	14.31	02/16/2021

James G. Gandenberger	12/06/2011	–	–	–	–	33,000		333,630
	03/14/2002	6,000	–	22.86	03/14/2012
	03/02/2006	20,000	–	14.74	03/02/2016
	02/23/2007	–	4,600	12.05	02/23/2017
	11/29/2007	9,800	10,000	8.65	11/29/2017
	02/21/2008	–	20,800	6.74	02/21/2018
	05/21/2009	411	30,000	7.14	05/21/2019
	02/25/2010	–	40,000	9.37	02/25/2020
	02/16/2011	–	50,000	14.31	02/16/2021

Mansour Izadinia	01/24/2011	–	300,000	13.18	01/24/2021	65,000		657,150

Bruce C. Larson	04/18/2011	–	100,000	12.57	04/18/2021	20,000	(4)	202,200

_______________________

(1)
Unless otherwise noted, these options vest over five years in equal installments on each anniversary date of the grant, subject to the NEO’s continued services to the Company through each vesting date.

(2)
Unless otherwise noted, these restricted stock units vest over four years in equal installments on each anniversary date of the grant, subject to the NEO’s continued services to the Company through each vesting date.

(3)
Market value is computed by multiplying the closing price ($10.11 per share) of Micrel’s common stock on the last trading day of the fiscal year (December 30, 2011) by the number of shares reported in the adjacent column.

(4)
These restricted stock units are subject to a five-year vesting schedule, with vesting occurring in roughly equal installments on each of the third, fourth and fifth anniversaries of the grant date, specifically 6,600 on April 18, 2014, 6,600 on April 18, 2014, and 6,800 on April 18, 2016, subject to the NEO’s continued services to the Company through each vesting date.

Option Exercises and Stock Vested During Fiscal Year 2011

The following table shows all option awards exercised and the value realized upon exercise for each of our NEOs during 2011.  None of our NEOs vested stock awards during 2011.

	Number of Shares	Value
	Acquired on	Realized on
Name	Exercise (#)	Exercise ($) (1)
(a)	(b)	(c)

Raymond D. Zinn	13,407 (2)	38,914

Clyde Raymond Wallin	30,000	195,752

James G. Gandenberger	273,892	894,546

____________________

(1)	Value realized represents the excess of fair market value of the underlying shares at the time of exercise over the exercise price of the options.

(2)	These options were exercised but the underlying shares of common stock were not sold.

Pension Plan, Deferred Compensation

The Company has no pension plan.  The Company does not have a non-qualified deferred compensation program.  Neither the Company nor any executive officer made any contributions to, or received any earnings from, a non-qualified deferred compensation program in 2011.

Change in Control and Severance Arrangements

According to the terms of his offer letter, Mr. Wallin, our Chief Financial Officer and Vice President of Finance and Human Resources, will enter into a change of control agreement with the Company pursuant to which Mr. Wallin shall be entitled to a lump sum amount equal to one year base salary, less applicable withholdings, in the event that the Company is acquired by another company following the termination of Mr. Raymond D. Zinn’s employment with the Company and as a result of the acquisition, Mr. Wallin’s employment with the Company is terminated other than for good cause.

Mr. Izadinia, our Senior Vice President of Analog, has entered into a change of control and severance agreement with the Company on March 1, 2011 which entitles Mr. Izadinia to receive benefits upon the occurrence of certain triggering events.

Immediately prior to a change in control of the Company, each of Mr. Izadinia’s outstanding equity awards, including stock options and restricted stock units, would vest and become exercisable with respect to the number of shares that would have vested in the 24 months immediately following the change in control.  Change in control means the consummation of any of the following transactions:

•
sale or disposition of substantially all of the Company’s assets other than to (i) an entity which is majority owned by the Company, (ii) an entity owned by holders of capital stock in the Company in substantially the same proportions as their ownership in the Company’s common stock, or (iii) to an entity in which the holders of a least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold a majority of the shares of voting capital stock of the Company outstanding immediately after such transaction;

•
merger, consolidation or other business combination transaction with or into any other entity other than to an entity in which the holders of a least a majority of the shares of voting capital stock of Company outstanding immediately prior to such transaction continue to hold a majority of the shares of voting capital stock of the Company outstanding immediately after such transaction; and

•
acquisition of any voting securities of the Company by any person immediately after which such person has beneficial ownership of fifty percent or more of the combined voting power of the Company’s then outstanding securities.

If Mr. Izadinia is subject to constructive termination or termination without cause within 12 months after a change in control, Mr. Izadinia is entitled, subject to executing and not revoking a general release of claims, to (i) a cash lump sum, less applicable withholdings, equal to 12 months of his base salary then in effect, (ii) a cash lump sum, less applicable withholdings, equal to an estimated prorated share of his target annual bonus at the rate then in effect, provided that such prorated bonus shall not be more than 70% of his base salary then in effect, and (iii) payment or reimbursement of 12 months of healthcare coverage premiums.

If Mr. Izadinia is subject to constructive termination or termination without cause other than within 12 months after a change in control, Mr. Izadinia is entitled, subject to executing and not revoking a general release of claims, to (i) a cash lump sum, less applicable withholdings, equal to 12 months of his base salary then in effect and (ii) payment or reimbursement of 12 months of healthcare coverage premiums.

Mr. Izadinia will also have to abide by certain confidentiality and non-solicitation restrictive covenants to receive the above severance and change in control benefits.

For purposes of Mr. Izadinia’s agreement, “cause” means:

•	theft, dishonesty or falsification of any employment or Company records;

•	malicious or reckless disclosure of the Company’s confidential or proprietary information;

•
commission of any immoral or illegal act or any gross or willful misconduct where the Board of Directors reasonably determines that such act or misconduct has (a) seriously undermined the ability of the Company’s Board of Directors or management to entrust him with important matters or otherwise work effectively with him, (b) contributed to the Company’s loss of significant revenues or business opportunities; or (c) significantly and detrimentally effected the business or reputation of the Company or any of its subsidiaries; or

•
the failure or refusal to follow the reasonable and lawful directives of the Board of Directors or Chief Executive Officer, provided such failure or refusal continues after his receipt of reasonable notice in writing of such failure or refusal and an opportunity to correct the problem.

For purposes of Mr. Izadinia’s agreement, “constructive termination” means resignation from employment after the occurrence, without his written consent, of any of the following conditions as long as the condition continues more than thirty days following his written notice of such condition, within 90 days of the first occurrence of the condition, and his resignation is effective within 30 days following such notice period:

•
a material reduction in his job responsibilities or duties, provided, that neither a mere change in title alone, or reassignment following the consummation of a change in control to a position substantially similar to the position held prior to the transaction constitutes a material reduction in job responsibilities or duties;

•	a reduction in his base salary of more than fifteen percent except in connection with a reduction in base salary affecting all senior management employees;

•	the Company’s material breach of any of its obligations under his offer letter; or

•	material relocation of his office to a place more than fifty miles from its then present location, except required travel on the Company’s business.

The other NEOs are not party to any change in control or severance agreements or arrangements with the Company.

The following table reflects the amounts that would be payable under the various arrangements assuming the triggering events occurred on December 31, 2011.  The following table assumes the change in control agreement with Mr. Wallin has been entered into before December 31, 2011.  Actual amounts may differ.

Triggering Event	Base Salary (1)	Bonus (2)	Early Vesting of Restricted Stock Units (3)	Early Vesting of Stock Options (4)	Payment of Medical Benefits Premiums (5)	Total
Change in control Mansour Izadinia	–	–	$328,575	–	–	$328,575
Termination without cause or constructive termination outside of 12 months following a change in control Mansour Izadinia	$350,000	–	–	–	$23,793	$373,793
Termination without cause or constructive termination within 12 months following a change in control Mansour Izadinia	$350,000	$200,000	–	–	$23,793	$573,793
Termination as a result of the acquisition of the Company following the termination of Mr. Zinn’s employment with the Company Clyde Raymond Wallin	$245,000	–	–	–	–	$245,000

__________________________

(1)	Represents one year of base salary at the annual rate in effect as of December 31, 2011.

(2)	Represents target annual bonus without proration because December 31st is the end of the full fiscal year.

(3)
Represents the market value of twenty-four months of accelerated vesting of restricted stock units.  The value is computed by multiplying the closing price ($10.11 per share) of Micrel’s common stock on the last trading day prior to December 31, 2011 by 32,500 restricted stock units.

(4)
Represents the market value of twenty-four months of accelerated vesting of stock options.  The value is computed by multiplying the excess of the closing price ($10.11 per share) of Micrel’s common stock on the last trading day prior to December 31, 2011 over the exercise price ($13.18) by 120,000 shares underlying the options.

(5)	Represents one year of post-termination healthcare coverage.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2011

Non-employee members of the Board of Directors receive an annual cash retainer for their service on our Board of Directors.  Non-employee directors received an annual retainer of $25,000, payable in quarterly installments in arrears.  In addition to annual retainers, non-employee directors of the Company receive $1,250 compensation for each meeting of the Board of Directors attended and $1,250 for each committee meeting not held in conjunction with a Board of Directors meeting.

The Company’s 2003 Incentive Award Plan, as amended, provides for annual automatic grants of nonqualified stock options to continuing non-employee directors.  In accordance with the 2003 Plan, new Board members receive an initial option grant to purchase 15,000 shares of the Company’s common stock upon commencement of Board of Directors service.  Furthermore, on the date of each annual shareholders’ meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 10,000 shares of the Company’s common stock.  If at any time during the year, an independent director purchases Company stock on the open market, that director will also be granted an equal number of options effective the same day, up to a limit of 5,000 shares per director per year.  All options granted to non-employee directors will have an exercise price equal to 100% of the fair market value, defined as the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market on the date of grant, and become exercisable at the rate of 25% per year, subject to continued service to the Company.

In order to enhance alignment of interest between directors and shareholders, the Board of Directors adopted stock ownership guidelines for directors in 2012.  Directors are expected to own a minimum number of shares of Company common stock with an approximate value of twice the value of the annual retainer. The ownership level is to be achieved within five years of the effective date of the guidelines (for directors serving as of the adoption of the guidelines) or the date the person first becomes a director for newly appointed or elected directors.

Director Compensation Table

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(h)
John E. Bourgoin	31,250	–	41,569	72,819
Michael J. Callahan	33,750	–	41,569	75,319
Daniel Heneghan	35,000	–	41,569	76,569
Neil J. Miotto	35,000	–	41,569	76,569
Frank W. Schneider	35,000	–	56,873	91,873

_______________________

(1)	Represents cash payments for annual retainer, meeting and committee fees.

(2)
Represents the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011.  At December 31, 2011, the aggregate number of shares of Company common stock underlying options held by each director was as follows: Mr. Bourgoin, 30,000 shares; Mr. Callahan, 76,000 shares; Mr. Heneghan, 45,000 shares; Mr. Miotto, 62,500 shares; and Mr. Schneider 75,000 shares.

Compensation Committee Interlocks and Insider Participation

There are and were no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such relationship existed in the past. The Compensation Committee consists of Messrs. Callahan (Chairman), Bourgoin and Schneider.  Mr. Miotto also served on the Compensation Committee until August 2011.  None of them has at any time during the past year been an officer or employee of the Company, was formerly an officer of the Company, or has engaged in certain related transactions with the Company, as required to be disclosed by SEC regulations.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, directing and monitoring the Company’s internal audit function, reviewing and monitoring the annual audit of the Company’s financial statements, internal controls, accounting practices and policies and related tasks as specified in its charter or required by the applicable NASDAQ rules.  The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm;

•	discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61; and

•	received from PwC written confirmation of their independence as required by the applicable requirements of the PCAOB, and has discussed with PwC the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The Audit Committee Report is not “soliciting material” and shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed “filed” under these acts.

AUDIT COMMITTEE

Neil J. Miotto, Chairman
Michael J. Callahan
Daniel Heneghan
Frank W. Schneider

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2011 for all of our current equity compensation plans, including our 1994 Stock Option Plan (“1994 Plan”), our 2000 Non-Qualified Stock Incentive Plan (“2000 Plan”), our 2003 Plan and our 2006 Employee Stock Purchase Plan (“2006 ESPP”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	8,596,135	(1)	$10.26	(2)	2,619,110	(3)
Equity Compensation Plans Not Approved by Security Holders	31,312	(4)	$10.46		–	(5)
Total	8,627,447		$10.26	(2)	2,619,110

_________________________

(1)
Includes (i) 667,277 shares of common stock issuable upon vesting of restricted stock units granted under the 2003 Plan, 7,793,877 shares of common stock issuable upon the exercise of options granted under the 2003 Plan, of which 3,200,317 shares were exercisable as of December 31, 2011 and (ii) 134,981 shares of common stock issuable upon the exercise of options granted under the 1994 Plan, all of which were exercisable as of December 31, 2011.

(2)	This weighted average exercise price does not include the 667,277 restricted stock units, which do not have an exercise price.

(3)	Represents 795,492 remaining shares of common stock available for issuance under the 2003 Plan and 1,823,618 remaining shares available for issuance under the 2006 ESPP.

(4)	Represents shares of common stock issuable upon the exercise of options granted under the 2000 Plan, all of which were exercisable as of December 31, 2011.

(5)	No new grants may be made under the 2000 Plan since it expired according to its terms in November 2010.

Summary of the 2000 Non-Qualified Stock Incentive Plan

In November 2000, the Compensation Committee and the Board of Directors approved the implementation of the 2000 Non-Qualified Stock Incentive Plan (the “2000 Plan”).  The aggregate number of shares of common stock subject to issuance under the 2000 Plan may not exceed 200,000. The shares available for issuance under the 2000 Plan may be either previously un-issued shares or treasury shares.  The 2000 Plan is administered by the Board of Directors or a committee designated by the Board of Directors (the “Administrator”). The Administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares subject to such award, to set, amend, construe and interpret the terms and conditions of the award, and to take any other action that is consistent with the terms of the 2000 Plan.  Awards under the 2000 Plan were granted only to employees and consultants of the Company. Officers and directors of the Company were not eligible to receive awards under the 2000 Plan.

In March 2005, the Company suspended granting options under the 2000 Plan, and in November of 2010 the 2000 Plan expired according to its own terms.  No further grants may be made under the 2000 Plan; however, outstanding options previously granted under the 2000 Plan may continue to be exercised in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent registered public accounting firm (“IRPAF”) for the year ended December 31, 2011.  Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire.  Moreover, they will be available to respond to appropriate questions from shareholders.

The information below represents the aggregate fees billed by PwC for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2011 and December 31, 2010 and for other services rendered during fiscal years 2011 and 2010 on behalf of Micrel, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to Micrel.

	2011	2010
Integrated Audit Fees (1)	$820,000	$850,000
Audit Related Fees	–	–
Tax Fees (2)	84,000	85,000
All Other Fees	–	–
Total Fees	$904,000	$935,000

_________________________

 (1)  Integrated Audit Fees.  The aggregate fees billed for professional services rendered for the integrated audit of our annual financial statements and our internal control over financial reporting for the fiscal years ended December 31, 2011 and December 31, 2010, and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, or services that are normally provided by the IRPAF in connection with statutory and regulatory filings or engagements.

(2)  Tax Fees.  The aggregate fees billed in the years ended December 31, 2011 and December 31, 2010 for professional services rendered by the IRPAF for tax compliance, preparation of tax filings, assistance with tax audits and tax planning and advice.

All non-audit services were pre-approved by our Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the IRPAF.  The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

OTHER MATTERS

Annual Report and Financial Statements

The 2011 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 2011, is enclosed with this Proxy Statement.

The 2011 Annual Report includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the SEC, excluding the exhibits.  For information on how to obtain additional copies of the 2011 Annual Report or copies of the Annual Report on Form 10-K for the year ended December 31, 2011, please see the information below under the caption “Where You Can Find Additional Information.”

Shareholder Proposals for the 2013 Annual Meeting

Requirements for Shareholder Proposals Under Rule 14a-8.  In order to be considered for inclusion in the Company’s proxy materials for the 2013 Annual Meeting of Shareholders, shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must comply with all applicable SEC rules and must be received by the Company no later than December 14, 2012 unless the date of the 2013 Annual Meeting is before April 24, 2013 or after June 23, 2013, in which case the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2013 Annual Meeting.

Requirements for Shareholder Proposals to be Brought Outside Rule 14a-8.  For shareholder proposals to be brought before the 2013 Annual Meeting of Shareholders but not included in the Company’s proxy statement pursuant to Rule 14a-8, the shareholder must give timely notice in writing to the Secretary of the Company.  To be timely, the notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, no later than February 27, 2013, unless the date of the 2013 Annual Meeting is before April 24, 2013 or after August 22, 2013, in which case the deadline is the close of business on the tenth calendar day (or if such date is a Saturday, Sunday or federal holiday, then the next business day) following the day on which public announcement of the date of the 2013 Annual Meeting is first made.  Such notice must also satisfy the other requirements set forth in Section 2.4 of the Company’s Bylaws.

Certain Relationships and Related Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In doing so, the Board of Directors applies the Company’s code of conduct, the “Worldwide Standards of Business Conduct,” which provides that directors, officers and all other employees are expected to avoid any activity or interest that conflicts with, appears to conflict with, or is inconsistent with or opposed to the best interests of the Company.  All employees acknowledge their adherence to the Worldwide Standards of Business Conduct, and directors and officers acknowledge their adherence annually.  Any possible conflict of interest involving any officer or director must be reported to the Chief Executive Officer and the Board of Directors.  Furthermore, management is required to report to the Audit Committee on all related party transactions.  In accordance with its charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

 David Zinn, a son of Raymond D. Zinn, our President, Chief Executive Officer and Chairman of the Board of Directors, is employed by Micrel.  Mr. David Zinn’s compensation has been established in accordance with our employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities.  In 2011, Mr. David Zinn’s salary and bonus were in line with other employees with his job function in the San Francisco Bay Area and with Micrel’s compensation policies and practices.  He is eligible to participate in our employee benefit programs on the same basis as other eligible employees.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Micrel shareholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker or (2) direct your written request to: Clyde Raymond Wallin, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131 or by telephone at (408) 944-0800. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the financial statements and financial statement schedule, but excluding exhibits, may be obtained, without charge, by writing to Clyde Raymond Wallin, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131 and at the Company’s website, www.micrel.com.  Exhibits to the Annual Report on Form  10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request paper or electronic copies of our 2011 Annual Report, proxy statement and form of proxy relating to the Annual Meeting, without charge online at https://www.almadenpressonline.com/micrel/, via telephone at (408) 435-2402 or by written request, directed to Clyde Raymond Wallin, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131. If you would like to request our 2011 Annual Report, proxy statement and form of proxy relating to the Annual Meeting, please do so by May 10, 2012 in order to receive them before the Annual Meeting.

THIS PROXY STATEMENT IS DATED APRIL 5, 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

APPENDIX A

MICREL, INCORPORATED
2012 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Micrel, Incorporated 2012 Equity Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Micrel, Incorporated, a California corporation, (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13.  With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Change in Control” shall mean (a) the merger, consolidation, reorganization or other transaction (or series of related transactions) with or into any other entity in which the Company is not the surviving entity (except a transaction for which the principal purpose is the reincorporation of the Company), (b) the effectuation by the Company or its shareholders of a transaction (or series of related transactions) as a result of which the owners of the Company’s outstanding equity securities and voting power immediately prior thereto do not own at least a majority of the outstanding equity securities and voting power of the surviving or resulting entity (or its Parent) immediately thereafter, or (c) the sale, lease, or other disposition of all or substantially all of the assets of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.11 “Common Stock” shall mean the common stock of the Company.

2.12 “Company” shall have the meaning set forth in Article 1.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15 “Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4.

2.16 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.5.

2.17 “Director” shall mean a member of the Board, as constituted from time to time.

2.18 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.19 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20 “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s shareholders.

2.21 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.22 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.23 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.24 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.26 “Full Value Award” shall mean any Award, other than an Option or a Stock Appreciation Right, that is settled by the issuance of Shares.

2.27 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.28 “Holder” shall mean a person who has been granted an Award.

2.29 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.30 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.31 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.32 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.33 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6.  An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.34 “Option Term” shall have the meaning set forth in Section 6.4.

2.35 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.36 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.37 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.38 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following:  (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; and (xxiii) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.  Such adjustments may include one or more of the following:  (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.  For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.39 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual.  The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.40 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.41 “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of shares of Common Stock.

2.42 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.43 “Plan” shall have the meaning set forth in Article 1.

2.44 “Prior Plans” shall mean the Micrel, Incorporated 1994 Stock Option Plan, the Micrel, Incorporated 2000 Non-Qualified Stock Incentive Plan and the Micrel, Incorporated 2003 Incentive Award Plan, as each such plan may be amended from time to time.

2.45 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.46 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.48 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.49 “Shares” shall mean shares of Common Stock.

2.50 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.51 “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.52 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.53 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.   For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 14.2 and Section 3.1(b) the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 6,000,000, and (ii) any of the 795,492 Shares which as of December 31, 2011 were available for issuance under the Prior Plans and any of the 8,627,447 Shares which as of December 31, 2011 were subject to awards under the Prior Plans which are forfeited or lapse unexercised and which following December 31, 2011 were not issued under the Prior Plans; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by two shares for each Share delivered in settlement of any Full Value Award and, provided further, that no more than 15,422,939 Shares may be issued upon the exercise of Incentive Stock Options.

(b) If any Shares subject to an Award that is not a Full Value Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan.  To the extent that a Full Value Award is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by two Shares subject to such Full Value Award that is forfeited, expired or settled in cash.  Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards:  (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.  Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.  Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan.  Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000.  To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

3.4 Full Value Award Vesting Limitations.  Notwithstanding any other provision of the Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, (a) the Administrator may provide that such vesting restrictions may lapse or be waived upon the Holder’s death, disability, retirement or termination of employment or a Change in Control and (b) Full Value Awards that result in the issuance of an aggregate of up to 10% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted to any one or more Holders without respect to such minimum vesting provisions.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan.  Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement.  Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.  Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.  Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation.  Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.  Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.  For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards.  The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan.  The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion.  The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion.

4.7 Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

Provisions Applicable to Awards Intended to Qualify as Performance-Based Compensation.

5.1 Purpose.  The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan.  The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.  Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability.  The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards.  Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period.  Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations.  Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals.  The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company.  No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.  Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.  To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.  The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3 Option Exercise Price.  The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).  In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term.  The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder.  The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term.  Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted.  Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards.  Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of:  (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of:  (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights.  The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise.  An exercisable Option may be exercised in whole or in part.  However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Expiration of Option Term:  Automatic Exercise of In-The-Money Options.  Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each Option outstanding on the last business day of the applicable Option Term with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the last business day of the Option Term.  In the discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 12.1(b) or 12.1(c) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2.  For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the last business day of the Option Term shall be exercised pursuant to this Section 7.2.

7.3 Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 12.1 and 12.2.

7.4 Notification Regarding Disposition.  The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law.  In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Shareholders.  Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3.  In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3 Restrictions.  All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide.  Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator.  By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement.  Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock.  Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement.  Notwithstanding the foregoing, except as otherwise provided by Section 3.4, the Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.  Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.  The Company may, in it sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6 Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock Units.  The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2 Term.  Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3 Purchase Price.  The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.4 Vesting of Restricted Stock Units.  At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.4.

9.5 Maturity and Payment.  At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests.  On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6 Payment upon Termination of Service.  An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become fully vested and paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7 No Rights as a Shareholder.  Unless otherwise determined by the Administrator,  a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

9.8 Dividend Equivalents.  Subject to Section 10.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

10.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation.  The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator.  Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.  In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3 Stock Payments.  The Administrator is authorized to make Stock Payments to any Eligible Individual.  The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator.  Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied.  Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company shareholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder.  Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4 Deferred Stock.  The Administrator is authorized to grant Deferred Stock to any Eligible Individual.  The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable.  Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5 Deferred Stock Units.  The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual.  The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Each Deferred Stock Unit shall entitle the Holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service).  Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied.  Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company shareholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.6 Term.  The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.

10.7 Purchase Price.  The Administrator may establish the purchase price of a Performance Award, shares distributed as a Stock Payment award, shares of Deferred Stock or shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

10.8 Termination of Service.  A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable.  The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS
11.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.  Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of:  (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of:  (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted.  Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator.  At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3 Manner of Exercise.  All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

11.4 Stock Appreciation Right Term.  The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted.  The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term.  Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5 Payment.  Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

11.6 Expiration of Stock Appreciation Right Term:  Automatic Exercise of In-The-Money Stock Appreciation Rights.  Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each Stock Appreciation Right outstanding on the last business day of the applicable Stock Appreciation Right Term with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the last business day of the Stock Appreciation Right Term.  In the discretion of the Administrator, the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2.  For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the last business day of the Stock Appreciation Right Term shall be exercised pursuant to this Section 11.6.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1 Payment.  The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator.  The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders.  Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2 Tax Withholding.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan.  The Administrator may in its sole discretion and in satisfaction of the foregoing requirement cause the Company to withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

12.3 Transferability of Awards.

(a) Except as otherwise provided in Section 12.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions:  (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse.  If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.  The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5 Forfeiture and Claw-Back Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a)  (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6 Prohibition on Repricing.  Subject to Section 14.2, the Administrator shall not, without the approval of the shareholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.  Subject to Section 14.2, the Administrator shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 13.

ADMINISTRATION

13.1 Administrator.  The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee.  Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written or electronic notice to the Board.  Vacancies in the Committee may only be filled by the Board.  Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2 Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions.  The Committee shall have the power to interpret the Plan, the Program  and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10.  Any such grant or award under the Plan need not be the same with respect to each Holder.  Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4 Authority of Administrator.  Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Acc elerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Sections 3.4 and 14.2(d).

13.5 Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6 Delegation of Authority.  To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals:  (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1 Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee.  However, without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.  Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.  No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan.  Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted).  The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator shall cause all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on all of such Awards to lapse.  If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(g) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify.  No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code.  Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(k) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

14.3 Approval of Plan by Shareholders.  The Plan will be submitted for the approval of the Company’s shareholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.  Awards may be granted or awarded prior to such shareholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the shareholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

14.4 No Shareholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

14.5 Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6 Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate.  Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate:  (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7 Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14.8 Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9 Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof or of any other jurisdiction.

14.10 Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

14.11 No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12 Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13 Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14 Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15 Expenses.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

*  *  *  *  *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Micrel, Incorporated on February 28, 2012.

*  *  *  *  *

I hereby certify that the foregoing Plan was approved by the shareholders of Micrel, Incorporated on [PENDING], 2012.

Executed on this [PENDING],  day of [PENDING], 2012.

____________________________
       Corporate Secretary

**MICREL, INCORPORATED**
**Annual Meeting of Shareholders**
**Thursday, May 24, 2012 12:00 pm**
**2180 Fortune Drive, San Jose, CA 95131**

**Travel Directions to Micrel**
**From San Francisco Int'l Airport or San Francisco via US 101:**
Take US 101 South (toward San Jose); exit Montague Expwy.; right at Trade Zone Blvd.; immediate right at Ringwood Ave., left on Fortune Dr.

**From San Jose Int'l Airport:**
Take Airport Parkway (becomes Brokaw Rd. then Murphy Rd.); left on Ringwood Ave.; right on Fortune Dr.

**From San Francisco via I-280**
Take I-280 South (toward San Jose); exit I-880 North (toward Oakland); exit Montague Expwy. East; right at Trade Zone Blvd.; immediate right at Ringwood Ave., left on Fortune Dr.

**We look forward to seeing you at the meeting. On behalf of the management and directors of Micrel, Incorporated, we want to thank you for your support.**

**IMPORTANT REMINDER**

**Your vote is very important. Please sign, date and return this proxy card today in the envelope provided, whether or not you plan to attend the Annual Meeting. Your Internet or telephone vote authorized the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.**

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice of Annual Meeting of Shareholders, Proxy Statement, 2011 Annual Report and any amendments to these documents are available at www.proxyvote.com.

M44779-P22267

**MICREL, INCORPORATED**
**2180 FORTUNE DRIVE**
**SAN JOSE, CA 95131**

**THIS PROXY IS SOLICITED ON BEHALF OF MICREL'S BOARD OF DIRECTORS**
**FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 24, 2012 AT 12:00 PM**

**Raymond D. Zinn and Clyde R. Wallin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated, to be held on Thursday, May 24, 2012, and any adjournment or postponement thereof.**

**Signing, dating, and returning Micrel's proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.**

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THE PROXY IS SIGNED AND RETURNED AND NO DIRECTION TO THE CONTRARY IS PROVIDED, THEN THE PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND, "FOR" PROPOSALS 2, 3 AND 4.**

**Your vote is very important. Please sign, date and return this proxy card today in the envelope provided.**

**Continued and to be signed on reverse side**

*MICREL, INCORPORATED*
*ATTN: SANDRA REESE*
*2180 FORTUNE DRIVE*
*SAN JOSE, CA 95131*

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M44778-P22267 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

MICREL, INCORPORATED

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except | To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. |
|---|---|---|---|---|
| 1. To elect the following six nominees to serve as members of the Board of Directors of Micrel, Incorporated until the 2013 Annual Meeting and until their successors are duly elected and qualified ("Proposal 1"). | ☐ | ☐ | ☐ | ____________________ |

**Nominees:**

01) Raymond D. Zinn
02) John E. Bourgoin
03) Michael J. Callahan
04) Daniel Heneghan
05) Neil J. Miotto
06) Frank W. Schneider

**The Board of Directors recommends you vote FOR the following proposals:**

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |